Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 27, 2026, is by and among Veraxa Biotech AG, a public limited company organized under the Laws of Switzerland with offices located at Talacker 35, 8001 Zurich, Switzerland (CHE-191.735.923) (the “Company”), Veraxa Biotech Holding AG, a company limited by shares organized under the Laws of Switzerland with offices located at Talacker 35, 8001 Zurich, Switzerland (CHE-441.201.868) (“PubCo”), Voyager Acquisition Corp., a Cayman Islands exempted company with limited liability (“Voyager”) with offices located at 131 Concord Street, Brooklyn, NY 11201 and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Company, PubCo, Voyager and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. PubCo has authorized a new series of Secured Notes in the form attached hereto as Exhibit A (the “Notes”), which such Notes shall under certain circumstances entitle the Buyers to receive PubCo’s ordinary shares, CHF 1/113.25 par value (together with any capital stock into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares, the “PubCo Ordinary Shares”) (such underlying PubCo Ordinary Shares issuable pursuant to the terms of the Notes, the “Note Shares”).

C. PubCo has also authorized the issuance of warrants to purchase PubCo Ordinary Shares in the form attached hereto as Exhibit B (the “Warrants”) (such underlying PubCo Ordinary Shares issuable upon exercise of a Warrant, collectively, the “Warrant Shares” and, together with the Note Shares, the “Underlying Shares”). The Purchased Notes (as defined below), the Purchased Warrants (as defined below) and Underlying Shares are collectively referred to herein as the “Securities.”

D. Each Buyer wishes to purchase, and PubCo wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate principal amount of Purchased Notes (as defined below) set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

E. Each Buyer wishes to purchase, and PubCo wishes to sell, upon the terms and conditions stated in this Agreement, the Purchased Warrants (as defined below) exercisable for the aggregate number of Warrant Shares set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers.

F. At the Closing (as defined below), PubCo and each Buyer shall execute and deliver the security agreements, in the form attached hereto as Exhibit C (the “Security Agreements”), pursuant to which PubCo has agreed to grant a first priority security interest to the Collateral Agent (as defined in the Security Agreements), as collateral agent for the holders of the Notes in the tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its Subsidiaries as set forth in the Security Agreements.

G. The Company is party to that certain Business Combination Agreement (as the same may be amended, restated or supplemented from time to time, the “Merger Agreement”), dated April 22, 2025, by and among PubCo, Voyager, and the other parties thereto, pursuant to which, among other things, (i) Voyager will merge with and into Veraxa Cayman Merger Sub, an exempted company with limited liability, incorporated under the laws of the Cayman Islands (“Merger Sub”), with Merger Sub surviving such merger, and being a wholly owned subsidiary of PubCo, and (ii) the Company will merge with and into PubCo, with PubCo surviving such merger as a publicly traded company (collectively, the “deSPAC Transaction”).

H. In connection with and effective upon completion of the deSPAC Transaction, PubCo will assume all of the business, operations, assets, and liabilities of Voyager and the Company, and each of Voyager and the Company will cease to exist as a separate legal entity.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, PubCo, Voyager and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF PURCHASED SECURITIES.

(a) Purchase of Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 8 and 9, as applicable, PubCo shall, in reliance upon the exemptions from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D, issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from PubCo on the Closing Date (as defined below) the following Securities:

(i) the aggregate principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Purchased Notes”); and

(ii) a Warrant exercisable for the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (6) of the Schedule of Buyers (the “Purchased Warrants” and together with Purchased Notes, the “Purchased Securities”).

(b) Closing. The closing (the “Closing”) of the purchase of the Purchased Securities by the Buyers shall occur by electronic transmission or other transmission as mutually acceptable to the parties. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 8 and 9 are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in the City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in the City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are open for use by customers on such day.

(c) Securities Purchase Price. The aggregate purchase price for the Purchased Securities to be purchased by each Buyer at the Closing (the “Securities Purchase Price”) shall be the sum of the amount set forth opposite such Buyer’s name in column (4) and column (5) on the Schedule of Buyers.

(d) Form of Payment for Purchased Securities. On the Closing Date, (i) each Buyer shall pay its respective Securities Purchase Price to the Company for the Purchased Securities to be issued and sold to such Buyer at the Closing Date set forth opposite such Buyer’s name in column (4) and column (5) on the Schedule of Buyers (net of expenses payable pursuant to Section 6(h)), by wire transfer of immediately available funds in accordance with a Flow of Funds Letter (as defined below) with respect to the Purchased Securities and (ii) PubCo shall deliver to each Buyer the aggregate principal amount of the Purchased Notes as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, duly executed on behalf of PubCo and registered on the books and records of PubCo in the name of such Buyer or its designee; and (iii) PubCo shall deliver to each Buyer the Purchased Warrants exercisable for the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (6) of the Schedule of Buyers, duly executed on behalf of PubCo and registered on the books and records of PubCo in the name of such Buyer or its designee.

(e) Purchase Price Allocation. Each Buyer, the Company and PubCo agree that the Purchased Notes and the Purchased Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers, the Company and PubCo mutually agree that the allocation of the issue price of such investment unit between the Purchased Notes and the Purchased Warrants in accordance with Section 1273(c)(2) of the Code shall be as set forth on the Schedule of Buyers, and neither the Buyers nor the Company nor PubCo shall take any position inconsistent with such allocation in any tax return or for any other purposes (including in any judicial or administrative proceeding in respect of taxes), except as may be otherwise required by applicable law.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company, Voyager and PubCo with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Purchased Notes and Purchased Warrants, and (ii) upon exercise of, or otherwise in accordance with, its Purchased Notes or Purchased Warrants will acquire the Note Shares or Warrant Shares, as applicable, issuable upon exercise thereof, or otherwise in accordance therewith, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Accredited Investor Status. At the time such Buyer was offered the Securities, it was and, as of the date hereof, such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that each of the Company, PubCo and Voyager is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, PubCo and Voyager and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have had (i) the opportunity to review the Transaction Documents and the PubCo SEC Documents and Voyager SEC Documents (each as defined below) and has been afforded the opportunity to ask such questions of the Company, PubCo and Voyager as it has deemed necessary of, and to receive answers from, representatives of the Company, PubCo and Voyager concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about each of the Company, PubCo and Voyager and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company, PubCo or Voyager possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s, PubCo’s or Voyager’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Buyer did not learn of the investment in the Securities as a result of any general solicitation or general advertising. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Company, PubCo or Voyager.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that: (i) the Securities have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred by any Buyer or any other holder of such Securities unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to PubCo (if requested by PubCo), an opinion of counsel, in a form reasonably acceptable to PubCo, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides PubCo with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder. Provided that no Event of Default (as such term is defined in the Notes) has occurred that has not been waived and no Default (as such term is defined in the Notes) has occurred and is continuing which has not been waived, any potential assignment or transfer of the Purchased Notes shall only be made to a Swiss Qualifying Bank (as defined herein) or with the prior written consent of PubCo, which consent of PubCo shall not be unreasonably withheld or delayed. PubCo will be deemed to have given its consent three (3) Business Days after the Buyer has requested such consent in writing unless consent is expressly refused by PubCo within that time. PubCo and the Buyers agree that consent shall not be withheld if, following such assignment or transfer, the Swiss 10 Non-Bank Rule would not be violated. For purposes of this Agreement, “Swiss 10 Non-Bank Rule” means the rule that the aggregate number of creditors of PubCo under this Agreement and the Transaction Documents which are not Swiss Qualifying Banks must not exceed ten (10) in accordance with the Swiss Guidelines. For the purposes of this Agreement, “Swiss Qualifying Bank” shall mean (i) any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated November 1934 (Bundesgesetz über die Banken und Sparkassen), (ii) any person acting on its own account which is licensed as a bank under the banking laws in force in its jurisdiction of incorporation and any branch of a legal entity which is licensed as a bank under the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having its own bank personnel, premises, communication devices and decision-making power, all in accordance with the Swiss Guidelines (as defined herein), or (iii) a federal reserve or central bank (including supranational central banks such as inter alia the European Central Bank) and institutions with a similar function as a federal reserve or central bank in countries which do not have a federal reserve or central bank and the Bank for International Settlements (BIS). For purposes of this Agreement, the Parties shall assume that the number of creditors not being a Swiss Qualifying Bank under the Purchased Notes is at all times ten (10). Notwithstanding the foregoing, from and after the date that is six (6) months following the Closing Date, at the request of any Buyer, PubCo shall, if PubCo is then in compliance with Section 6(c) hereof, deliver to such Buyer or PubCo’s transfer agent, as applicable, an opinion of counsel to PubCo, at PubCo’s expense and in a form reasonably acceptable to such Buyer, that (x) adequate public information with respect to PubCo is then available (within the meaning of Rule 144(c)) and (y) a sale of the applicable Securities may be made in accordance with the terms of Rule 144. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company, PubCo or Voyager with any notice thereof or otherwise make any delivery to the Company, PubCo or Voyager pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(g).

(h) Validity; Enforcement. This Agreement, the Security Agreements and the Security Documents (as defined below) have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. As used in this Agreement, “Security Documents” means the Security Agreements, the Control Agreements (as defined in the Notes), and each other agreement or instrument pursuant to or in connection with which the Company or any of its Subsidiaries or PubCo or any of its Subsidiaries grants a security interest in any Pledged Collateral (as defined in the Security Agreements) to the Collateral Agent or any other Secured Party (as defined in the Security Agreements, the “Security Parties”), for its benefit and the benefit of the Holders (as defined in the Security Agreements), or pursuant to which any such security interest in Pledged Collateral is perfected, each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Security Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) No Bad Actor Disqualification Event. Such Buyer represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”) is applicable to such Buyer or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Buyer’s securities for purposes of Rule 506(d).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of immediately prior to the closing of the deSPAC Transaction:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Company Material Adverse Effect (as defined below). As used in this Agreement, “Company Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Except as set forth on Schedule 3(a), the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X. “Subsidiaries” means any Person in which the Person in question, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s board of directors (the “Board of Directors of the Company”), and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their owners of equity interests or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents to which it is a party will be duly executed and delivered by the Company prior to the Closing, and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and (ii) insofar as rights to indemnification and to contribution may be limited by applicable law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined below), the Voting Agreements (as defined below), the Lock-Up Agreements (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time. The Merger Agreement was amended on October 18, 2025 and was further amended on February 2, 2026 (the “Second Amendment and Waiver to the BCA”). The Merger Agreement has not been amended since the Second Amendment and Waiver to the BCA and neither the Company, PubCo nor Voyager has waived any rights under the Merger Agreement except as set forth in the Second Amendment and Waiver to the BCA.

(c) [Reserved.]

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Association (as defined below) or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations, and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

(e) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than filings necessary to perfect all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) granted under the Security Agreements and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect) any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of more than 4.99% of the shares of any voting class of the Company’s ordinary shares. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) No General Solicitation; Placement Agent Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of holders of shares of the Company in connection with the offering of the Securities for purposes of the 1933 Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf has taken or will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) [Reserved.]

(j) Application of Takeover Protections. The Company and the Board of Directors of the Company have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Articles of Association or other organizational documents or the laws of the jurisdiction of its organization which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Securities and any Buyer’s ownership of the Securities.

(k) Financial Statements. The financial statements of the Company provided to the Buyers have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, as in effect from time to time (“IFRS”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers (including, without limitation, information referred to in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) provided to the Buyers (the “Company Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Company Financial Statements, in each case, in order for any of the Company Financial Statements to be in material compliance with IFRS and the rules and regulations of the SEC. The Company has not been informed by its independent auditors that they recommend that the Company amend or restate any of the Company Financial Statements or that there is any need for the Company to amend or restate any of the Company Financial Statements.

(l) Absence of Certain Changes. Since January 1, 2025, there has been no Company Material Adverse Effect. Since January 1, 2025, except as set forth on Schedule 3(l), neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends/distributions, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

(m) Insolvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof and as of the Closing Date and after giving effect to the transactions contemplated hereby to occur on the Closing Date, will not be Insolvent (as defined below). For purposes of this Section 3(m), “Insolvent” means, (i) with respect to any Person and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of such Person’s and its Subsidiaries’ assets is less than the amount required to pay such Person’s and its Subsidiaries’ total Indebtedness (as defined below), (B) such Person and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) such Person and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to such Person and each of its Subsidiaries, individually, (A) the present fair saleable value of such Person’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) such Person or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) such Person or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

(n) Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, any of the Company’s Subsidiaries, nor any director, officer, employee thereof, nor, to the Company’s knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws (individually and collectively, “Anti-Corruption Laws”), nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

Neither the Company nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds from the transaction contemplated by this Agreement or any of the Transaction Documents in any manner that would constitute a violation of Anti-Corruption Laws.

(p) Transactions With Affiliates. Except as set forth on Schedule 3(p), no current or former employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently or has been (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market (as defined below)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, member, manager, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, as the case may be, and (iii) for other standard employee benefits made generally available to all employees or executives (including equity incentive agreements outstanding under any equity incentive plan approved by the Board of Directors of the Company).

(q) Equity Capitalization.

(i) Authorized and Outstanding Equity Interests. As of the date of this Agreement, the equity interests in the Company consists of a share capital of CHF 14,751,067, divided into 14,751,067 issued and outstanding ordinary shares with a par value of CHF 1 each, a conditional capital of CHF 6,652,548, divided into 6,652,548 ordinary shares with a par value of CHF 1 each. The Board of Directors of the Company is authorized to increase the share capital at any time until April 5, 2028 up to a maximum of CHF 19,213,558, by issuing ordinary shares with a par value of CHF 1 each. As of the date of this Agreement, the Company has issued no Company Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, ordinary shares. “Company Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock, partnership interests, or other security of the Company (including, without limitation, common stock, partnership interests and any rights, warrants or options to subscribe for or purchase ordinary shares or Company Convertible Securities (collectively, “Company Options”)) or any of its Subsidiaries.

(ii) Valid Issuance; Available Shares; Affiliates. All of the Company’s outstanding shares of capital stock are duly authorized and have been validly issued and are fully paid and non-assessable. Schedule 3(q)(ii) sets forth the number of ordinary shares that are (A) reserved for issuance pursuant to the Company Convertible Securities as of the date hereof and as of the Closing and (B) as of the date hereof and as of the Closing, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of any class of the Company’s issued and outstanding ordinary shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, as of the date hereof and immediately prior to the closing of the deSPAC Transaction except as set forth on Schedule 3(q)(ii) no Person owns 10% or more of the Company’s issued and outstanding ordinary shares (calculated based on the assumption that all Company Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iii) Existing Securities; Obligations. Except as set forth on Schedule 3(q)(iii): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) other than stock options, restricted share units, performance share units, deferred share units and other stock-based awards awarded to employees, directors, and consultants of the Company under equity incentive plans adopted by the Board of Directors of the Company prior to the date hereof, there are no outstanding awards, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or awards, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(iv) Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Articles of Association, as amended, and as in effect on the date hereof and immediately prior to the closing of the deSPAC Transaction (the “Articles of Association”) and the terms of all Company Convertible Securities and the material rights of the holders thereof in respect thereto as in effect on the date hereof and immediately prior to the closing of the deSPAC Transaction.

(r) Indebtedness and Other Contracts. Except as set forth on Schedule 3(r), neither the Company nor any of its Subsidiaries (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (ii) has any financing statements securing obligations in any amounts filed against the Company or any of its Subsidiaries or with respect to any of their respective assets; (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Company Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Company Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in accordance with IFRS, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s) Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (or pending or threatened by the Company or any of its Subsidiaries), the Company’s ordinary shares or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. To the knowledge of the Company, no director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. After reasonable inquiry of its officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) and members of the Board of Directors of the Company, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect.

(u) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company or any of its Subsidiaries, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(v) Title. Each of the Company and its Subsidiaries holds good title to, or a valid leasehold interest in, all real property, leases in real property, facilities or other interests in real property owned or held under lease by the Company or any of its Subsidiaries, as applicable (the “Company Real Property”) that is material to the business of the Company and its Subsidiaries, taken as a whole. The Company Real Property is free and clear of all Liens and are not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (i) Liens for current taxes not yet due and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Company Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(w) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company and its Subsidiaries to conduct their respective businesses (the “Company Fixtures and Equipment”). The Company Fixtures and Equipment are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the date hereof and the Closing Date. Except as set forth on Schedule 3(w), each of the Company and its Subsidiaries owns all of its Company Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) other Permitted Liens (as defined in the Notes).

(x) Intellectual Property Rights. To the Company’s and each of its Subsidiaries’ knowledge, the Company and each Subsidiary owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted (the “Company Intellectual Property Rights”). None of the Company’s or its Subsidiaries’ Company Intellectual Property Rights, which are necessary to conduct their respective businesses, have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three (3) years from the date of this Agreement. To the Company’s knowledge, neither the Company nor any of its Subsidiaries has, (i) infringed, misappropriated, diluted or violated the Company Intellectual Property Rights of others, (ii) violated any material term or provision of any contract concerning Company Intellectual Property Rights, (iii) violated any material right of any person (including any right to privacy or publicity), or (iv) conducted its business in a manner that would constitute unfair competition or unfair trade practices under the laws of any jurisdiction. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding Company Intellectual Property Rights of others that would reasonably be expected to have a Company Material Adverse Effect on the Company. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets within the Company Intellectual Property Rights that are materially necessary to conduct their respective businesses. To the knowledge of the Company, no third party is infringing, violating or misappropriating any Company Intellectual Property Rights, and there is no claim pending or proceeding regarding any such actual or alleged infringement, misappropriation or other violation of any Company Intellectual Property Rights. Except as set forth on Schedule 3(x), former and current employees, contractors and consultants of the Company who have contributed to the creation or development of the Company Intellectual Property Rights have executed a valid and enforceable agreement containing an irrevocable assignment to the Company of all of their ownership and other rights therein, including to any invention, improvement or discovery. The Company has not distributed, incorporated or otherwise used any “Open Source Code” (also known as “free software” (as defined by the Free Software Foundation) or “open source software” (as defined by the Open Source Initiative) or has not otherwise distributed publicly software under terms that permit modification and redistribution of such software) in a manner that would require that any of the proprietary software owned by the Company or included in a Company product or service: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge. The Company is in compliance with the terms and conditions of all licenses for free or Open Source Code.

(y) Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (i) are in material compliance with any and all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (i), (ii) and (iii), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term “Environmental Laws” means all federal, state, provincial, local or foreign laws, regulations, orders, judgments, decrees, permits or common law provision or other legally binding standards relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous materials, substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Hazardous Materials.

(i) To the Company’s knowledge, no Hazardous Materials have been disposed of or otherwise released from any Company Real Property in violation of any Environmental Laws.

(ii) To the Company’s knowledge, no Hazardous Materials are present on, over, beneath, in or upon any Company Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws or in quantities, a manner or location that would reasonably be expected to require remedial action pursuant to any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Company Real Property has occurred that violates any Environmental Laws, which violation would have a Company Material Adverse Effect.

(iii) To the Company’s knowledge, neither the Company nor any of its Subsidiaries knows of any other Person that has stored, treated, recycled, disposed of or otherwise located on any Company Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) To the Company’s knowledge, none of the Company Real Property is (i) on any federal or state “Superfund” list or Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”) list, (ii) any state environmental agency list of sites under consideration for CERCLIS, (iii) registered in any cadaster of polluted sites (Kataster belasteter Standorte) of any Canton of Switzerland, and, to the Company’s knowledge, there are no contaminated sites, other pollutions in or on the soil or buildings of the Company Real Property with health- or environmentally hazardous or specially disposal-requiring substances, nor (iv) subject to any environmental related Liens.

(v) Neither the Company nor its Subsidiaries is subject to any pending or, to the Company’s and its Subsidiaries’ knowledge, threatened claim or proceeding to any Environmental Laws, except for any claims or proceeding that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Company Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company or for cases in which the failure to pay would not have a Company Material Adverse Effect. There is no tax deficiency that has been determined adversely to the Company or any of its Subsidiaries which has had a Company Material Adverse Effect, nor does the Company or its Subsidiaries have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have a Company Material Adverse Effect.

(bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Since January 1, 2025, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that would be required to be disclosed by the Company in its 1934 Act filing if the Company were subject to the filing requirements of the 1934 Act or that otherwise could be reasonably likely to have a Company Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ee) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in the Press Release (as defined below), none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Company’s ordinary shares which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver the Company’s ordinary shares as and when required pursuant to the Transaction Documents for purposes of effecting trading in the ordinary shares of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release one or more Buyers may have engaged and may after the date hereof engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable ordinary shares of the Company) at various times prior to or during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Note Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable ordinary shares of the Company), if any, can reduce the value of the existing stockholders’ equity in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the fees to be paid to the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(gg) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become a U.S. real property holding corporation (“USRPHC”) within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(hh) [Reserved.]

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(kk) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and executive orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.

(mm) Sanctions. None of the Company, any of its Subsidiaries or any director, officer, employee or, to the knowledge of the Company and its Subsidiaries, agent or other person acting for or on behalf of the foregoing is the subject or target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury Office of Foreign Assets Control and the U.S. Department of State) or other relevant sanctions authority (collectively, “Sanctions” and each such Person, a “Sanctioned Person”). The operations of the Company and its Subsidiaries are, and have been conducted within the past five (5) years, in compliance with applicable Sanctions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise).

(nn) Management. During the past five (5)-year period, no current or then-current officer or director of the Company, to the knowledge of the Company, has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two (2) years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two (2) years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B) engaging in any particular type of business practice; or

(C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding subparagraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(oo) Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, the Company or any of its Subsidiaries (collectively, “Company IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all Company IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of a natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. To the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Data that required statutory notification to individuals or governmental or regulatory authorities. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of Company IT Systems and Personal Data and to the protection of such Company IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(pp) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”). The Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(qq) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers has relied on and will rely on the foregoing representations in effecting transactions in securities of PubCo. All disclosure provided by the Company to the Buyers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(rr) Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, PubCo’s registration statement on Form F-4 filed by it with the SEC, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in PubCo’s registration statement on Form F-4 filed by it with the SEC; the Company and its Subsidiaries have made all such filings and obtained all such approvals, certificates, authorizations and permits as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board or other regulatory authority having jurisdiction over the conduct of their business (collectively, the “Regulatory Agencies”); neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in PubCo’s registration statement on Form F-4 filed by it with the SEC; and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(ss) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(tt) Swiss 10 Non-Bank Rule and Swiss 20 Non-Bank Rule. PubCo is in compliance with the Swiss 10 Non-Bank Rule and the Swiss 20 Non-Bank Rule, if and as long as a violation of these rules results in Swiss Withholding Tax consequences for PubCo, provided that PubCo shall assume that the number of creditors not being a Swiss Qualifying Bank under the Purchased Notes is at all times ten (10). For the purpose of this Agreement, “Swiss 20 Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Buyers), other than Swiss Qualifying Banks, of PubCo under all outstanding loans, facilities and/or private placements relevant for classification as debenture (Kassenobligation) (including debt under the Transaction Documents) must not at any time exceed twenty (20), in each case in accordance with the meaning of the Swiss Guidelines (as defined below). For the purposes of this Agreement, “Swiss Guidelines” shall mean, together, (a) Guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), (b) Guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), (c) Circular Letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), (d) Circular Letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017), (e) Circular Letter No. 46 of 24 July 2019 (1-046-DVS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 betreffend steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom 24. Juli 2019), (f) Circular Letter No. 47 of 25 July 2019 (1-047-DVS-2019) in relation to bonds (Kreisschreiben Nr. 47 betreffend Obligationen vom 25. Juli 2019) and (g) the practice note 010-DVS-2019 of 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern), in each case as issued, amended or replaced from time to time by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time. “Swiss Withholding Tax” shall mean the tax imposed based on the Swiss Withholding Tax Act. “Swiss Withholding Tax Act” shall mean the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer) as amended from time to time together with the related ordinances, regulations and guidelines.

(uu) Lock-Up Agreements. The Company has entered into the lock-up agreements to which it is a party attached hereto as Exhibit D with each of the parties to such agreements listed on Exhibit E (the agreements attached as Exhibit D being the “Lock-Up Agreements”) and acknowledges and agrees that none of such Lock-Up Agreements contains an exception for the sale of shares in the event that the closing price of such shares equals or exceeds any particular dollar value.

4.	REPRESENTATIONS AND WARRANTIES OF PUBCO.

PubCo represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or event, which shall be true and correct as of such specific date or event):

(a) Organization and Qualification. Each of PubCo and each of its Subsidiaries are entities duly organized and validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of PubCo and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a PubCo Material Adverse Effect (as defined below). As used in this Agreement, “PubCo Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of PubCo or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments entered into in connection herewith or therewith or (iii) the authority or ability of PubCo or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Except as set forth on Schedule 4(a), PubCo has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

(b) Authorization; Enforcement; Validity. PubCo has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by PubCo, and the consummation by PubCo and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities, and the reservation for issuance and the issuance of the Note Shares and the Warrant Shares), have been duly authorized by PubCo’s board of directors (the “Board of Directors of PubCo”) and (other than (i) any filings as may be required by state securities agencies and (ii) a Listing of Additional Shares Notification with Nasdaq (as defined below) (collectively, the “Required Filings”)) no further filing, consent or authorization is required by PubCo, its Subsidiaries, their respective boards of directors or their stockholders or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents to which it is a party will be duly executed and delivered by PubCo prior to the Closing, and each constitutes a legal, valid and binding obligation of PubCo, enforceable against PubCo in accordance with its respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) insofar as rights to indemnification and to contribution may be limited by applicable law. The Merger Agreement has not been amended and neither the Company, PubCo nor Voyager has waived any rights under the Merger Agreement.

(c) Issuance of Securities. The issuance of the PubCo Securities is duly authorized and when issued and delivered in accordance with the terms of the Transaction Documents, the PubCo Securities shall be validly issued, fully paid and non-assessable and free from all Liens with respect to the issuance thereof. As of the Closing Date, PubCo shall have available solely for issuance of Underlying Shares from its conditional capital, not less than a number of PubCo Ordinary Shares equal to one hundred percent (100%) of the maximum number of PubCo Ordinary Shares exercisable pursuant to the Warrants. The Underlying Shares (upon issuance in accordance with the Notes or upon exercise in accordance with the Warrants) will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of PubCo Ordinary Shares. Assuming the accuracy of the Buyer’s representations and warranties in Section 2, the offer and issuance by PubCo of the PubCo Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by PubCo and the consummation by PubCo of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities, and the reservation of PubCo Ordinary Shares for issuance of the Underlying Shares) will not (i) result in a violation of the Amended Articles of Association (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of PubCo or any of its Subsidiaries, or any capital stock or other securities of PubCo or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which PubCo or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2 and the completion of the deSPAC Transaction, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations, and, to the extent applicable the rules and regulations of The Nasdaq Stock Market (“Nasdaq”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to PubCo or any of its Subsidiaries or by which any property or asset of PubCo or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a PubCo Material Adverse Effect.

(e) Consents. Neither PubCo nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings, filings necessary to perfect the Liens granted under the Security Agreements) and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a PubCo Material Adverse Effect, any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Other than the Required Filings, all consents, authorizations, orders, filings and registrations which PubCo or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither PubCo nor any of its Subsidiaries are aware of any facts or circumstances which might prevent PubCo or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. PubCo is not in violation of the requirements of Nasdaq, to the extent applicable, and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the PubCo Ordinary Shares.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. PubCo acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of PubCo or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of PubCo or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 4.99% of the shares of any voting class of PubCo Ordinary Shares. PubCo further acknowledges that no Buyer is acting as a financial advisor or fiduciary of PubCo or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. PubCo further represents to each Buyer that PubCo’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by PubCo, each Subsidiary and their respective representatives.

(g) No General Solicitation; Placement Agent Fees. Neither PubCo, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither PubCo nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, none of PubCo, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of PubCo in connection with the offering of the Securities for purposes of the 1933 Act. Except as contemplated by Section 6(y) of this Agreement, none of PubCo, its Subsidiaries, their affiliates nor any Person acting on their behalf has taken or will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of PubCo.

(i) Dilutive Effect. PubCo understands and acknowledges that the number of Underlying Shares will increase in certain circumstances. PubCo further acknowledges that its obligation to issue the Underlying Shares pursuant to the terms of the Notes and the Warrants, as applicable, in accordance with the terms thereof and this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of PubCo.

(j) Application of Takeover Protections. PubCo and the Board of Directors of PubCo have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Amended Articles of Association, bylaws or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, PubCo’s issuance of the Securities and any Buyer’s ownership of the Securities.

(k) PubCo SEC Documents and Financial Statements. During the one (1) year prior to the date hereof and the Closing Date, PubCo has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “PubCo SEC Documents”). PubCo has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the PubCo SEC Documents not available on the EDGAR system. As of their respective dates, the PubCo SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the PubCo SEC Documents, and none of the PubCo SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of PubCo included in the PubCo SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with IFRS, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of PubCo and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of PubCo to any of the Buyers which is not included in the PubCo SEC Documents (including, without limitation, information referred to in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they are or were made. PubCo is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of PubCo with respect thereto) included in the PubCo SEC Documents (the “PubCo Financial Statements”), nor is PubCo currently aware of facts or circumstances which would require PubCo to amend or restate any of the PubCo Financial Statements, in each case, in order for any of the PubCo Financial Statements to be in material compliance with IFRS and the rules and regulations of the SEC. PubCo has not been informed by its independent auditors that they recommend that PubCo amend or restate any of the PubCo Financial Statements or that there is any need for PubCo to amend or restate any of the PubCo Financial Statements.

(l) Absence of Certain Changes. Since the date of PubCo’s audited financial statements contained in PubCo’s Registration on Form F-4 for the period from June 25, 2025 (inception) through June 30, 2025 (the “F-4 Financial Statements”), there has been no PubCo Material Adverse Effect. Since the date of the audited financial statements contained in the F-4 Financial Statements, except as set forth on Schedule 4(l), neither PubCo nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

(m) Insolvency. Neither PubCo nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does PubCo or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. PubCo and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof and as of the Closing Date and after giving effect to the transactions contemplated hereby to occur on the Closing Date, will not be Insolvent.

(n) Listing and Trading; Regulatory Permits. On or before the Closing Date, (i) the PubCo Ordinary Shares have been listed or designated for quotation on the Nasdaq Global Market, (ii) trading in the PubCo Ordinary Shares has not been suspended by the SEC or Nasdaq and (iii) PubCo has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the PubCo Ordinary Shares from the Nasdaq Global Market. PubCo and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a PubCo Material Adverse Effect, and neither PubCo nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Corrupt Practices. Neither PubCo, any of PubCo’s Subsidiaries, nor any director, officer, employee thereof, nor, to PubCo’s knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “PubCo Affiliate”) have violated any Anti-Corruption Laws, nor, to PubCo’s knowledge, has any PubCo Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any Government Official or to any person under circumstances where such PubCo Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting PubCo or its Subsidiaries in obtaining or retaining business for or with, or directing business to, PubCo or its Subsidiaries.

Neither of PubCo nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds from the transaction contemplated by this Agreement or any of the Transaction Documents in any manner that would constitute a violation of Anti-Corruption Laws.

(p) Sarbanes-Oxley Act. PubCo and each of its Subsidiaries is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date.

(q) Transactions With Affiliates. Except as set forth on Schedule 4(q) upon the completion of the deSPAC Transaction, no current or former employee, partner, director, officer or shareholder (direct or indirect) of PubCo or its Subsidiaries, or any associate, or, to the knowledge of PubCo, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently or has been (i) a party to any transaction with PubCo or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative (other than for ordinary course services as employees, officers or directors of PubCo or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of PubCo or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market), nor does any such Person receive income from any source other than PubCo or its Subsidiaries which relates to the business of PubCo or its Subsidiaries or should properly accrue to PubCo or its Subsidiaries. No employee, officer, shareholder or director of PubCo or any of its Subsidiaries or member of his or her immediate family is indebted to PubCo or its Subsidiaries, as the case may be, nor is PubCo or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of PubCo or its Subsidiaries, as the case may be, and (iii) for other standard employee benefits made generally available to all employees or executives (including equity incentive agreements outstanding under any equity incentive plan approved by the Board of Directors of PubCo).

(r) Equity Capitalization.

(i) Authorized and Outstanding Capital Stock. As of the date of this Agreement, the share capital of PubCo consists of 100,000 registered PubCo Ordinary Shares, of which, 100,000 are issued and outstanding; and no PubCo Ordinary Shares are reserved for issuance pursuant to PubCo Convertible Securities (as defined below) (other than the Notes and Warrants) exercisable or exchangeable for, or convertible into, PubCo Ordinary Shares. As of the Closing, the share capital of PubCo is set forth on Schedule 4(r)(ii). “PubCo Convertible Securities” means any capital stock or other security of PubCo or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of PubCo (including, without limitation, PubCo Ordinary Shares and any rights, warrants or options to subscribe for or purchase PubCo Ordinary Shares or PubCo Convertible Securities (collectively, “PubCo Options”)) or any of its Subsidiaries.

(ii) Valid Issuance; Available Shares; Affiliates. All of PubCo’s outstanding shares of capital stock are duly authorized and have been validly issued and are fully paid and non-assessable. Schedule 4(r)(ii) sets forth the number of PubCo Ordinary Shares that are (A) reserved for issuance pursuant to PubCo Convertible Securities as of the date hereof and as of the Closing and (B) as of the date hereof and as of the Closing, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of any class of PubCo’s issued and outstanding PubCo Ordinary Shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of PubCo or any of its Subsidiaries. Except as set forth on Schedule 4(r)(ii), to PubCo’s knowledge, as of the date hereof and the Closing Date, no Person owns 10% or more of any class of PubCo’s issued and outstanding PubCo Ordinary Shares (calculated based on the assumption that all PubCo Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iii) Existing Securities; Obligations. Except as set forth on Schedule 4(r)(iii) and, upon the completion of the deSPAC Transaction, Schedule 3(q)(iii): (A) none of PubCo’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by PubCo or any Subsidiary; (B) other than stock options, restricted share units, performance share units, deferred share units and other stock-based awards awarded to employees, directors and consultants of PubCo under equity incentive plans adopted by the Board of Directors of PubCo and described in the PubCo SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of PubCo or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which PubCo or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of PubCo or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of PubCo or any of its Subsidiaries; (C) there are no agreements or arrangements under which PubCo or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act other than (i) the underwriter compensation set forth in that certain Fee Modification Agreement, dated May 27, 2026, by and between Voyager and Cantor Fitzgerald & Co., as acknowledged and agreed to by the Company in the form attached hereto as Exhibit F (the “Fee Modification Agreement”) comprising the Stock Portion of the Original Deferred Fee (as such terms are defined under the Fee Modification Agreement) and (ii) the proposed equity-line-of-credit financing with Lincoln Park Capital, including any subsequent modifications or amendments thereto, in each case on terms approved by the Required Holders in their sole discretion (the “ELOC Financing”); (D) there are no outstanding securities or instruments of PubCo or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which PubCo or any of its Subsidiaries is or may become bound to redeem a security of PubCo or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither PubCo nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(iv) Organizational Documents. PubCo has furnished to the Buyers true, correct and complete copies of (A) PubCo’s Articles of Association, as in effect on the date hereof and (B) PubCo’s Amended Articles of Association, as amended, as will be in effect as of the Closing Date (the “Amended Articles of Association”), and (C) all PubCo Convertible Securities and the material rights of the holders thereof in respect thereto, as in effect on the date hereof and (D) all PubCo Convertible Securities and the material rights of the holders thereof in respect thereto, as will be in effect on the Closing Date.

(s) Indebtedness and Other Contracts. Except as set forth on Schedule 4(s) and, upon the completion of the deSPAC Transaction, Schedule 3(r), neither PubCo nor any of its Subsidiaries (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of PubCo or any of its Subsidiaries or by which PubCo or any of its Subsidiaries is or may become bound; (ii) has any financing statements securing obligations in any amounts filed against PubCo or any of its Subsidiaries or with respect to any of their respective assets; (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a PubCo Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of PubCo’s officers, has or is expected to have a PubCo Material Adverse Effect. Neither PubCo nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the PubCo SEC Documents which are not so disclosed in the PubCo SEC Documents, other than those incurred in the ordinary course of PubCo’s or its Subsidiaries’ respective businesses consistent with past practices and which, individually or in the aggregate, do not or could not have a PubCo Material Adverse Effect.

(t) Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by Nasdaq, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of PubCo, threatened against or affecting PubCo or any of its Subsidiaries (or pending or threatened by PubCo or any of its Subsidiaries), the PubCo Ordinary Shares or any of PubCo’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. To the knowledge of PubCo, no director, officer or employee of PubCo or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of PubCo, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving PubCo, any of its Subsidiaries or any current or former director or officer of PubCo or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by PubCo under the 1933 Act or the 1934 Act. After reasonable inquiry of its officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) and members of the Board of Directors of PubCo, PubCo is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither PubCo nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(u) Insurance. PubCo and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of PubCo believes to be prudent and customary in the businesses in which PubCo and its Subsidiaries are engaged. Neither PubCo nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither PubCo nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a PubCo Material Adverse Effect.

(v) Employee Relations. Neither PubCo nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. PubCo and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of PubCo or any of its Subsidiaries has notified PubCo or any such Subsidiary that such officer intends to leave PubCo or any such Subsidiary or otherwise terminate such officer’s employment with PubCo or any such Subsidiary. To the knowledge of PubCo, no executive officer or other key employee of PubCo or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with PubCo or any of its Subsidiaries, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject PubCo or any of its Subsidiaries to any liability with respect to any of the foregoing matters. PubCo and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a PubCo Material Adverse Effect.

(w) Title. Each of PubCo and its Subsidiaries holds good title to, or a valid leasehold interest in, all real property, leases in real property, facilities or other interests in real property owned or held by PubCo or any of its Subsidiaries, as applicable, that is material to the business of PubCo (the “PubCo Real Property”). The PubCo Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (i) Liens for current taxes not yet due and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any PubCo Real Property held under lease by PubCo or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by PubCo or any of its Subsidiaries.

(x) Fixtures and Equipment. Each of PubCo and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by PubCo and its Subsidiaries to conduct their respective businesses (the “PubCo Fixtures and Equipment”). The PubCo Fixtures and Equipment are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of PubCo’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the date hereof and the Closing Date. Except as set forth on Schedule 4(x), each of PubCo and its Subsidiaries owns all of its PubCo Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) other Permitted Liens (as defined in the Notes).

(y) Intellectual Property Rights. Upon the completion of the deSPAC Transaction, PubCo and each of its Subsidiaries shall own or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor that will be material to PubCo upon and after completion of the deSPAC Transaction and necessary to conduct their respective businesses as presently proposed to be conducted (the “PubCo Intellectual Property Rights”). None of PubCo’s or its Subsidiaries’ PubCo Intellectual Property Rights have expired, terminated or been abandoned or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. Neither PubCo nor any of its Subsidiaries has (i) infringed, misappropriated, diluted or violated the PubCo Intellectual Property Rights of others, (ii) violated any material term or provision of any contract concerning PubCo Intellectual Property Rights, (iii) violated any material right of any person (including any right to privacy or publicity), or (iv) conducted its business in a manner that would constitute unfair competition or unfair trade practices under the laws of any jurisdiction. There is no claim, action or proceeding being made or brought, or to the knowledge of PubCo or any of its Subsidiaries, being threatened, against PubCo or any of its Subsidiaries regarding PubCo Intellectual Property Rights of others that would reasonably be expected to have a PubCo Material Adverse Effect on PubCo. PubCo is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. PubCo and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets within the PubCo Intellectual Property Rights that are materially necessary to conduct their respective businesses. To the knowledge of PubCo, no third party is infringing, violating or misappropriating any PubCo Intellectual Property Rights, and there is no claim pending or proceeding regarding any such actual or alleged infringement, misappropriation or other violation of any PubCo Intellectual Property Rights. All former and current employees, contractors and consultants of PubCo who have contributed to the creation or development of the PubCo Intellectual Property Rights have executed a valid and enforceable agreement containing an irrevocable assignment to PubCo of all of their ownership and other rights therein, including to any invention, improvement or discovery. PubCo has not distributed, incorporated or otherwise used any “Open Source Code” (also known as “free software” (as defined by the Free Software Foundation) or “open source software” (as defined by the Open Source Initiative) or has not otherwise distributed publicly software under terms that permit modification and redistribution of such software) in a manner that would require that any of the proprietary software owned by PubCo or included in a PubCo product or service: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge. PubCo is in compliance with the terms and conditions of all licenses for free or Open Source Code.

(z) Environmental Laws. To PubCo’s knowledge, PubCo and its Subsidiaries (i) are in material compliance with any and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (i), (ii) and (iii), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a PubCo Material Adverse Effect.

(aa) Hazardous Materials.

(i) To PubCo’s knowledge, no Hazardous Materials have been disposed of or otherwise released from any PubCo Real Property in violation of any Environmental Laws.

(ii) To PubCo’s knowledge, no Hazardous Materials are present on, over, beneath, in or upon any PubCo Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws or in quantities, a manner or location that would reasonably be expected to require remedial action pursuant to any Environmental Laws. No prior use by PubCo or any of its Subsidiaries of any PubCo Real Property has occurred that violates any Environmental Laws, which violation would have a PubCo Material Adverse Effect.

(iii) To PubCo’s knowledge, neither PubCo nor any of its Subsidiaries knows of any other Person that has stored, treated, recycled, disposed of or otherwise located on any PubCo Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) To PubCo’s knowledge, none of the PubCo Real Property is on (i) any federal or state “Superfund” list or CERCLIS list, (ii) any state environmental agency list of sites under consideration for CERCLIS, (iii) registered in any cadaster of polluted sites (Kataster belasteter Standorte) of any Canton of Switzerland, and, to PubCo’s knowledge, there are no contaminated sites, other pollutions in or on the soil or buildings of the PubCo Real Property with health- or environmentally hazardous or specially disposal-requiring substances, nor (iv) subject to any environmental related Liens.

(v) Neither PubCo nor its Subsidiaries is subject to any pending or, to PubCo’s and its Subsidiaries’ knowledge, threatened claim or proceeding to any Environmental Laws, except for any claims or proceeding that would not reasonably be expected to have, individually or in the aggregate, a PubCo Material Adverse Effect.

(bb) Tax Status. PubCo and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a PubCo Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by IFRS have been created in the financial statements of PubCo or for cases in which the failure to pay would not have a PubCo Material Adverse Effect. There is no tax deficiency that has been determined adversely to PubCo or any of its Subsidiaries which has had a PubCo Material Adverse Effect, nor does PubCo or its Subsidiaries have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to PubCo or its Subsidiaries and which could reasonably be expected to have a PubCo Material Adverse Effect.

(cc) Internal Accounting and Disclosure Controls. Upon completion of the deSPAC Transaction, PubCo and each of its Subsidiaries shall have internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. PubCo maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by PubCo in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by PubCo in the reports that it files or submits under the 1934 Act is accumulated and communicated to PubCo’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the filing of the F-4 Financial Statements, neither PubCo nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of PubCo or any of its Subsidiaries.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between PubCo or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by PubCo in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a PubCo Material Adverse Effect.

(ee) Investment Company Status. PubCo is not, and upon consummation of the sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ff) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by PubCo that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in the Press Release, none of the Buyers have been asked by PubCo or any of its Subsidiaries to agree, nor has any Buyer agreed with PubCo or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of PubCo, or “derivative” securities based on securities issued by PubCo or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the PubCo Ordinary Shares which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on PubCo’s obligation to timely deliver PubCo Ordinary Shares as and when required pursuant to the Transaction Documents for purposes of effecting trading in the PubCo Ordinary Shares. PubCo further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release one or more Buyers may have engaged and may after the date hereof engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable PubCo Ordinary Shares) at various times prior to or during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Note Shares deliverable with respect to the Notes are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable PubCo Ordinary Shares), if any, can reduce the value of the existing stockholders’ equity interest in PubCo both at and after the time the hedging and/or trading activities are being conducted. PubCo acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(gg) Manipulation of Price. Neither PubCo nor any of its Subsidiaries has, and, to the knowledge of PubCo, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of PubCo or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of PubCo or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of PubCo or any of its Subsidiaries.

(hh) U.S. Real Property Holding Corporation. Neither PubCo nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a USRPHC within the meaning of Section 897 of the Code, and PubCo and each Subsidiary shall so certify upon any Buyer’s request.

(ii) Transfer Taxes. All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer to each Buyer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by PubCo, and all laws imposing such taxes will be or will have been complied with; provided that PubCo shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Securities in a name other than that of the Buyer of such Securities, and PubCo shall not be required to issue or deliver such Securities unless or until the Person or Persons requesting the issuance thereof shall have paid to PubCo the amount of such tax or shall have established to the satisfaction of PubCo that such tax has been paid.

(jj) Bank Holding Company Act. Neither PubCo nor any of its Subsidiaries is subject to the BHCA and to regulation by the Board of Governors of the Federal Reserve. Neither PubCo nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither PubCo nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) [Reserved.]

(ll) Illegal or Unauthorized Payments; Political Contributions. Neither PubCo nor any of its Subsidiaries nor, to PubCo’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of PubCo or any of its Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of PubCo or any of its Subsidiaries.

(mm) Money Laundering. The operations of PubCo and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and executive orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V. The operations of PubCo and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.

(nn) Sanctions. None of PubCo, any of its Subsidiaries or any director, officer, employee or, to the knowledge of PubCo and its Subsidiaries, agent or other person acting for or on behalf of the foregoing is the subject or target of any Sanctions. The operations of PubCo and its Subsidiaries are, and have been conducted within the past five (5) years, in compliance with applicable Sanctions. Neither PubCo nor any of its Subsidiaries will, directly or indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise).

(oo) Management. During the past five (5)-year period, no current or then-current officer or director of PubCo, to the knowledge of PubCo, has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two (2) years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two (2) years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B) engaging in any particular type of business practice; or

(C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding subparagraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(pp) Stock Option Plans. Each stock option granted by PubCo was granted (i) in accordance with the terms of the applicable stock option plan of PubCo and (ii) with an exercise price at least equal to the fair market value of the PubCo Ordinary Shares on the date such stock option would be considered granted under IFRS and applicable law. To PubCo’s knowledge, no stock option granted under a PubCo stock option plan has been backdated. PubCo has not knowingly granted, and there is no and has been no policy or practice of PubCo to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding PubCo or its Subsidiaries or their financial results or prospects.

(qq) Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, PubCo or any of its Subsidiaries (collectively, “PubCo IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of PubCo and its Subsidiaries as currently conducted free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. PubCo and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all PubCo IT Systems and data, including “Personal Data,” used in connection with their businesses. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. To the knowledge of PubCo, there have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Data that required statutory notification to individuals or governmental or regulatory authorities. PubCo and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of PubCo IT Systems and Personal Data and to the protection of such PubCo IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(rr) Compliance with Data Privacy Laws. PubCo and its Subsidiaries are, and at all prior times were, in material compliance with all applicable Privacy Laws, and PubCo and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679). PubCo and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their Policies. PubCo and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of PubCo, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither PubCo nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ss) No Disqualification Event. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of PubCo, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of PubCo participating in the offering contemplated hereby, or, to PubCo’s knowledge, any beneficial owner of twenty percent (20%) or more of PubCo’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with PubCo in any capacity at the time of sale (each, a “PubCo Covered Person”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). PubCo has exercised reasonable care to determine whether any PubCo Covered Person is subject to a Disqualification Event. PubCo has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(tt) Other Covered Persons. PubCo is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(uu) Margin Stock. The application of the proceeds received by PubCo from the issuance, sale and delivery of the Securities as described in the Transaction Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(vv) Disclosure. PubCo confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning PubCo or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. PubCo understands and confirms that each of the Buyers has relied on and will rely on the foregoing representations in effecting transactions in securities of PubCo. All disclosure provided by PubCo to the Buyers regarding PubCo and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of PubCo or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of PubCo or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. PubCo acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(ww) Clinical Data and Regulatory Compliance. Upon the completion of the deSPAC Transaction, the preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, PubCo’s registration statement on Form F-4 filed by it with the SEC, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and PubCo and its Subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in PubCo’s registration statement on Form F-4 filed by it with the SEC; PubCo and its Subsidiaries have made all such filings and obtained all such approvals, certificates, authorizations and permits as may be required by the Regulatory Agencies; neither PubCo nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in PubCo’s registration statement on Form F-4 filed by it with the SEC; and PubCo and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(xx) No Additional Agreements. PubCo does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(yy) Lock-Up Agreements. PubCo acknowledges and agrees that upon the completion of the deSPAC Transaction it shall assume the obligations of the Company and Voyager, as applicable, under the Lock-Up Agreements and that none of the Lock-Up Agreements contains an exception for the sale of shares in the event that the closing price of such shares equals or exceeds any particular dollar value.

(zz) Swiss 10 Non-Bank Rule and Swiss 20 Non-Bank Rule. PubCo is in compliance with the Swiss 10 Non-Bank Rule and the Swiss 20 Non-Bank Rule, if and as long as a violation of these rules results in Swiss Withholding Tax consequences for PubCo. For purposes of this Agreement, PubCo shall assume that the number of creditors not being a Swiss Qualifying Bank under the Purchased Notes at all times is ten (10).

(aaa) No Swiss Withholding Tax. No payment or action under this Agreement, including but not limited to the conversion of the Notes or the delivery of the Note Shares or the exercise of the Warrants or the delivery of the Warrant Shares, will trigger or be subject to Swiss Withholding Tax.

5.	REPRESENTATIONS AND WARRANTIES OF VOYAGER.

Voyager represents and warrants to each of the Buyers that, as of the date hereof:

(a) Organization and Qualification. Voyager is an entity duly organized and validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Voyager is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Voyager Material Adverse Effect (as defined below). As used in this Agreement, “Voyager Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of Voyager, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments entered into in connection herewith or therewith or (iii) the authority or ability of Voyager to perform any of its obligations under any of the Transaction Documents. Voyager does not have, and has never had, any Subsidiaries.

(b) Authorization; Enforcement; Validity. Voyager has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by Voyager, and the consummation by Voyager of the transactions contemplated hereby and thereby, have been duly authorized by Voyager’s board of directors (the “Board of Directors of Voyager”) and no further filing, consent or authorization is required by Voyager, its board of directors or its stockholders or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents to which it is a party have been duly executed and delivered by Voyager, and each constitutes a legal, valid and binding obligation of Voyager, enforceable against Voyager in accordance with its respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) insofar as rights to indemnification and to contribution may be limited by applicable law. The Merger Agreement has not been amended since the Second Amendment and Waiver to the BCA and neither the Company, PubCo nor Voyager has waived any rights under the Merger Agreement except as set forth in the Second Amendment and Waiver to the BCA.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by Voyager and the consummation by Voyager of the transactions contemplated hereby and thereby will not (i) result in a violation of the Voyager Articles of Association (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of Voyager, or any capital stock or other securities of Voyager, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Voyager is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2 and the completion of the deSPAC Transaction, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations, and, to the extent applicable the rules and regulations of The Nasdaq Stock Market (“Nasdaq”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to Voyager or by which any property or asset of Voyager is bound or affected, except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Voyager Material Adverse Effect.

(d) Consents. Voyager is not required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which Voyager is required to obtain pursuant to the preceding sentence have been obtained, and Voyager is not aware of any facts or circumstances which might prevent Voyager from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Voyager is not in violation of the requirements of Nasdaq, to the extent applicable, and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of Voyager’s Class A ordinary shares, $0.0001 par value (together with any share capital into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares, the “Voyager Ordinary Shares”).

(e) Voyager SEC Documents and Financial Statements. During the one (1) year prior to the date hereof, Voyager has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Voyager SEC Documents”). Voyager has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the Voyager SEC Documents not available on the EDGAR system. As of their respective dates, the Voyager SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the Voyager SEC Documents, and none of the Voyager SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Voyager included in the Voyager SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Voyager as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of Voyager to any of the Buyers which is not included in the Voyager SEC Documents (including, without limitation, information referred to in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they are or were made. Voyager is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of Voyager with respect thereto) included in the Voyager SEC Documents (the “Voyager Financial Statements”), nor is Voyager currently aware of facts or circumstances which would require Voyager to amend or restate any of the Voyager Financial Statements, in each case, in order for any of the Voyager Financial Statements to be in material compliance with GAAP and the rules and regulations of the SEC. Voyager has not been informed by its independent auditors that they recommend that Voyager amend or restate any of the Voyager Financial Statements or that there is any need for Voyager to amend or restate any of the Voyager Financial Statements.

(f) Absence of Certain Changes. Since the date of Voyager’s audited financial statements contained in Voyager’s Form 10-K for the year ended December 31, 2025 (the “Voyager 10-K Financial Statements”), there has been no Voyager Material Adverse Effect. Since the date of the audited financial statements contained in the Voyager 10-K Financial Statements, Voyager has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

(g) Insolvency. Voyager has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Voyager have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Voyager is not as of the date hereof Insolvent.

(h) Listing and Trading; Regulatory Permits. (i) the Voyager Ordinary Shares have been listed or designated for quotation on the Nasdaq Global Market, (ii) trading in the Voyager Ordinary Shares has not been suspended by the SEC or Nasdaq and (iii) Voyager has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Voyager Ordinary Shares from the Nasdaq Global Market. Voyager possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a Voyager Material Adverse Effect, and Voyager has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(i) Corrupt Practices. Neither Voyager nor any director, officer, employee thereof, nor, to Voyager’s knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Voyager Affiliate”) have violated any Anti-Corruption Laws, nor, to Voyager’s knowledge, has any Voyager Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any Government Official or to any person under circumstances where such Voyager Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting Voyager in obtaining or retaining business for or with, or directing business to, Voyager.

Voyager will not use, directly or indirectly, any part of the proceeds from the transaction contemplated by this Agreement or any of the Transaction Documents in any manner that would constitute a violation of Anti-Corruption Laws.

(j) Sarbanes-Oxley Act. Voyager is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(k) Transactions With Affiliates. Except as disclosed in the Voyager SEC Documents, no current or former employee, partner, director, officer or shareholder (direct or indirect) of Voyager, or any associate, or, to the knowledge of Voyager, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently or has been (i) a party to any transaction with Voyager (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative (other than for ordinary course services as employees, officers or directors of Voyager)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of Voyager (except for a passive investment (direct or indirect) in less than 5% of the common stock or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market), nor does any such Person receive income from any source other than Voyager which relates to the business of Voyager or should properly accrue to Voyager. No employee, officer, shareholder or director of Voyager or member of his or her immediate family is indebted to Voyager, as the case may be, nor is Voyager indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Voyager, as the case may be, and (iii) for other standard employee benefits made generally available to all employees or executives (including equity incentive agreements outstanding under any equity incentive plan approved by the Board of Directors of Voyager).

(l) Equity Capitalization.

(i) Authorized and Outstanding Share Capital. As of the date of this Agreement, the authorized share capital of Voyager consists of 200,000,000 Voyager Ordinary Shares, of which, 25,300,000 are issued and outstanding; 20,000,000, $0.0001 par value each, Voyager Class B Ordinary Shares, $0.0001 par value each, of which 6,325,000 are issued and outstanding; 1,000,000 Voyager preference shares, $0.0001 par value each, of which none are issued and outstanding; and no Voyager Ordinary Shares are reserved for issuance pursuant to Voyager Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, Voyager Ordinary Shares. “Voyager Convertible Securities” means any shares or other security of Voyager or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares or other security of Voyager (including, without limitation, Voyager Ordinary Shares and any rights, warrants or options to subscribe for or purchase Voyager Ordinary Shares or Voyager Convertible Securities (collectively, “Voyager Options”)) or any of its Subsidiaries.

(ii) Valid Issuance; Available Shares; Affiliates. All of Voyager’s outstanding shares in the share capital are duly authorized and have been validly issued and are fully paid and non-assessable. Schedule 5(l)(ii) sets forth the number of Voyager Ordinary Shares that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of any class of Voyager’s issued and outstanding Voyager Ordinary Shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of Voyager. Except as set forth on Schedule 5(l)(ii), to Voyager’s knowledge, as of the date hereof, no Person owns 10% or more of any class of Voyager’s issued and outstanding Voyager Ordinary Shares (calculated based on the assumption that all Voyager Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iii) Existing Securities; Obligations. Except as set forth on Schedule 5(l)(iii): (A) none of Voyager’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by Voyager; (B) other than stock options, restricted share units, performance share units, deferred share units and other stock-based awards awarded to employees, directors and consultants of Voyager under equity incentive plans adopted by the Board of Directors of Voyager and described in the Voyager SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of Voyager, or contracts, commitments, understandings or arrangements by which Voyager is or may become bound to issue additional shares, interests or capital stock of Voyager or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of Voyager; (C) there are no agreements or arrangements under which Voyager is obligated to register the sale of any of its securities under the 1933 Act; (D) there are no outstanding securities or instruments of Voyager which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Voyager is or may become bound to redeem a security of Voyager; and (E) Voyager does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(iv) Organizational Documents. Voyager has furnished to the Buyers true, correct and complete copies of Voyager’s Amended and Restated Articles of Association, as amended, and as in effect on the date hereof (the “Voyager Articles of Association”), and all Voyager Convertible Securities and the material rights of the holders thereof in respect thereto, as in effect on the date hereof.

(m) Indebtedness and Other Contracts. Except as set forth on Schedule 5(m), Voyager (i) has no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of Voyager or by which Voyager is or may become bound; (ii) has no financing statements securing obligations in any amounts filed against Voyager or with respect to any of its assets; (iii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Voyager Material Adverse Effect, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of Voyager’s officers, has or is expected to have a Voyager Material Adverse Effect. Voyager does not have any liabilities or obligations required to be disclosed in the Voyager SEC Documents which are not so disclosed in the Voyager SEC Documents, other than those incurred in the ordinary course of Voyager’s business consistent with past practices and which, individually or in the aggregate, do not or could not have a Voyager Material Adverse Effect.

(n) Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by Nasdaq, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of Voyager, threatened against or affecting Voyager (or pending or threatened by Voyager), the Voyager Ordinary Shares or any of Voyager’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. To the knowledge of Voyager, no director, officer or employee of Voyager has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of Voyager, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving Voyager or any current or former director or officer of Voyager. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Voyager under the 1933 Act or the 1934 Act. After reasonable inquiry of its officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) and members of the Board of Directors of Voyager, Voyager is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Voyager is not subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(o) Insurance. Voyager is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Voyager believes to be prudent and customary in the businesses in which Voyager is engaged. Voyager has not been refused any insurance coverage sought or applied for, and Voyager has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Voyager Material Adverse Effect.

(p) Employee Relations. Voyager is not a party to any collective bargaining agreement and does not employ any member of a union. Voyager believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of Voyager has notified Voyager that such officer intends to leave Voyager or otherwise terminate such officer’s employment with Voyager. To the knowledge of Voyager, no executive officer or other key employee of Voyager is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with Voyager, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject Voyager to any liability with respect to any of the foregoing matters. Voyager is in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Voyager Material Adverse Effect.

(q) Title. Voyager holds good title to, or a valid leasehold interest in, all real property, leases in real property, facilities or other interests in real property owned or held by Voyager, as applicable, that is material to the business of Voyager (the “Voyager Real Property”). The Voyager Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (i) Liens for current taxes not yet due and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Voyager Real Property held under lease by Voyager is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by Voyager.

(r) Fixtures and Equipment. Voyager has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by Voyager to conduct its business (the “Voyager Fixtures and Equipment”). The Voyager Fixtures and Equipment are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of Voyager’s business in the manner as conducted prior to the date hereof. Voyager owns all of its Voyager Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) other Permitted Liens (as defined in the Notes).

(s) Environmental Laws. Voyager (i) is in compliance with any and all Environmental Laws, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (i), (ii) and (iii), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Voyager Material Adverse Effect.

(t) Hazardous Materials.

(i) To Voyager’s knowledge, no Hazardous Materials have been disposed of or otherwise released from any Voyager Real Property in violation of any Environmental Laws.

(ii) To Voyager’s knowledge, no Hazardous Materials are present on, over, beneath, in or upon any Voyager Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws or in quantities, a manner or location that would reasonably be expected to require remedial action pursuant to any Environmental Laws. No prior use by Voyager of any Voyager Real Property has occurred that violates any Environmental Laws, which violation would have a Voyager Material Adverse Effect.

(iii) To Voyager’s knowledge, Voyager does not know of any other Person that has stored, treated, recycled, disposed of or otherwise located on any Voyager Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) To Voyager’s knowledge, none of the Voyager Real Property is (i) on any federal or state “Superfund” list or CERCLIS list, (ii) any state environmental agency list of sites under consideration for CERCLIS, (iii) registered in any cadaster of polluted sites (Kataster belasteter Standorte) of any Canton of Switzerland, and, to Voyager’s knowledge, there are no contaminated sites, other pollutions in or on the soil or buildings of the Voyager Real Property with health- or environmentally hazardous or specially disposal-requiring substances, nor (iv) subject to any environmental related Liens.

(v) Voyager is not subject to any pending or, to Voyager’s knowledge, threatened claim or proceeding to any Environmental Laws, except for any claims or proceeding that would not reasonably be expected to have, individually or in the aggregate, a Voyager Material Adverse Effect.

(u) Tax Status. Voyager (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Voyager Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of Voyager or for cases in which the failure to pay would not have a Voyager Material Adverse Effect. There is no tax deficiency that has been determined adversely to Voyager which has had a Voyager Material Adverse Effect, nor does Voyager have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to Voyager and which could reasonably be expected to have a Voyager Material Adverse Effect.

(v) Internal Accounting and Disclosure Controls. Voyager maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by Voyager in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Voyager in the reports that it files or submits under the 1934 Act is accumulated and communicated to Voyager’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the filing of the Voyager 10-K Financial Statements, Voyager has not received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of Voyager.

(w) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between Voyager and an unconsolidated or other off balance sheet entity that is required to be disclosed by Voyager in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Voyager Material Adverse Effect.

(x) Investment Company Status. Voyager is not an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(y) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by Voyager that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in the Press Release, none of the Buyers have been asked by Voyager to agree, nor has any Buyer agreed with Voyager, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of Voyager, or “derivative” securities based on securities issued by Voyager; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Voyager Ordinary Shares which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. Voyager acknowledges that any such hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith. Voyager further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release, one or more Buyers may have engaged and may after the date hereof engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Voyager Ordinary Shares) at various times prior to or during the period that the Securities are outstanding and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Voyager Ordinary Shares), if any, can reduce the value of the existing stockholders’ equity interest in Voyager both at and after the time the hedging and/or trading activities are being conducted.

(z) U.S. Real Property Holding Corporation. Voyager is not, and has never been, a USRPHC within the meaning of Section 897 of the Code, and Voyager shall so certify upon any Buyer’s request.

(aa) Bank Holding Company Act. Voyager is not subject to the BHCA and to regulation by the Board of Governors of the Federal Reserve. Voyager does not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Voyager does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(bb) [Reserved.]

(cc) Illegal or Unauthorized Payments; Political Contributions. Neither Voyager nor, to Voyager’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of Voyager or its affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of Voyager.

(dd) Money Laundering. The operations of Voyager are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and executive orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V. The operations of Voyager are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.

(ee) Sanctions. None of Voyager or any director, officer, employee or, to the knowledge of Voyager, agent or other person acting for or on behalf of the foregoing is the subject or target of any Sanctions. The operations of Voyager are, and have been conducted within the past five (5) years, in compliance with applicable Sanctions. Voyager will not, directly or indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise).

(ff) Management. During the past five (5)-year period, no current or then-current officer or director of Voyager, to the knowledge of Voyager, has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two (2) years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two (2) years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B) engaging in any particular type of business practice; or

(C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding subparagraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(gg) Stock Option Plans. Each share option granted by Voyager was granted (i) in accordance with the terms of the applicable share option plan of Voyager and (ii) with an exercise price at least equal to the fair market value of the Voyager Ordinary Shares on the date such share option would be considered granted under GAAP and applicable law. To Voyager’s knowledge, no share option granted under a Voyager stock option plan has been backdated. Voyager has not knowingly granted, and there is no and has been no policy or practice of Voyager to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding Voyager or its financial results or prospects.

(hh) Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, Voyager (collectively, “Voyager IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of Voyager as currently conducted free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Voyager has implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all Voyager IT Systems and data, including “Personal Data,” used in connection with its business. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. To the knowledge of Voyager, there have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Data that required statutory notification to individuals or governmental or regulatory authorities. Voyager is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of Voyager IT Systems and Personal Data and to the protection of such Voyager IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ii) Compliance with Data Privacy Laws. Voyager is, and at all prior times was, in material compliance with all applicable Privacy Laws, and Voyager has taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, has been and currently is in compliance with, the GDPR (EU 2016/679). Voyager has in place, complies with, and takes appropriate steps reasonably designed to ensure compliance in all material respects with its Policies. Voyager has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of Voyager, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Voyager: (i) has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is not a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(jj) Disclosure. Voyager confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning Voyager, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. Voyager understands and confirms that each of the Buyers has relied on and will rely on the foregoing representations in effecting transactions in securities of Voyager. All disclosure provided by Voyager to the Buyers regarding Voyager, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of Voyager is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of Voyager to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Voyager acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(kk) Lock-Up Agreements. Voyager has entered into the Lock-Up Agreements to which it is a party attached hereto as Exhibit D with each of the parties to such agreements listed on Exhibit E and acknowledges and agrees that none of such Lock-Up Agreements contains an exception for the sale of shares in the event that the closing price of such shares equals or exceeds any particular dollar value.

(ll) No Additional Agreements. Voyager does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

6.	COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 8 of this Agreement. Each of the Company, PubCo and Voyager shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 9 of this Agreement.

(b) Blue Sky. PubCo shall, on or before the Closing Date, take such action as the Buyers shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the PubCo Securities, as applicable, for sale to the Buyers at the Closing, as applicable, pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of PubCo under this Agreement, PubCo shall timely make all filings and reports relating to the offer and sale of the PubCo Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and PubCo shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the PubCo Securities to the Buyers.

(c) Reporting Status. Until the earlier of (i) the date upon which the Buyers shall have sold all of the Securities and (ii) the later to occur of the one (1)-year anniversary of the termination of the Notes and the one (1)-year anniversary of the termination of the Warrants (the “Reporting Period”), PubCo shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose), and PubCo shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. Until the completion of the deSPAC Transaction, Voyager shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or would otherwise permit such termination, and, until the termination of Voyager’s status as an issuer required to file reports under the 1934 Act, Voyager shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose).

(d) Use of Proceeds. PubCo will use the net proceeds from the sale of the Securities for (x) working capital and general corporate purposes and (y) the payment of Underwriter Compensation (as defined below) in an aggregate amount not to exceed five hundred thousand dollars ($500,000) (the “Underwriter Compensation Cap”), but not, directly or indirectly, for (i) the redemption or repurchase of any securities of PubCo or the Company or any of their respective Subsidiaries or repayment of any Indebtedness, (ii) the settlement of any outstanding litigation or (iii) the payment of Underwriter Compensation in excess of the Underwriter Compensation Cap. “Underwriter Compensation” means any commissions (including deferred underwriter commissions), discounts, fees, expenses reimbursements or other remuneration of any kind paid or delivered, directly or indirectly, by the Company, Voyager, PubCo or any of their Subsidiaries to any underwriter, initial purchaser, placement agent, financial advisor or similar agent in connection with the deSPAC Transaction and the transactions related thereto (including, for the avoidance of doubt, any equity or debt financing effected in connection with the deSPAC Transaction).

(e) Stockholder Approval. PubCo shall hold an extraordinary shareholders’ meeting (the “EGM”) as soon as reasonably practicable following the closing of the deSPAC Transaction, but in any event no later than 30 days following the Closing Date, for the purpose of obtaining the approval by PubCo’s shareholders (the “Requisite Shareholder Approval”) to amend the Articles of Association for (x) a revised article 3a (Conditional Capital) (the “Conditional Capital Amendment”) and (y) a revised article 3d (Capital Band) (the “Capital Band Amendment”; together with the Conditional Capital Amendment, the “Amendments”). Each of the Amendments shall have substantially the same wording as set forth in Exhibit H, subject to any changes required by the commercial register of the canton of Zurich. PubCo will prepare an invitation to the EGM (the “Invitation”), which Invitation shall be duly prepared and published in accordance with applicable laws and the Articles of Association at least twenty (20) days prior to the EGM in order to meet requisite notice requirements under applicable laws. The Invitation shall include the agenda items and the proposals of the Board of Directors of PubCo to approve the Amendments as well as the unanimous recommendation by the Board of Directors of PubCo that PubCo’s shareholders vote in favor of such proposal. PubCo shall use its best efforts to obtain the Requisite Shareholder Approval. If the Requisite Shareholder Approval is not obtained at the EGM, PubCo will hold an extraordinary meeting of the shareholders of PubCo for the purposes of obtaining such Requisite Shareholder Approval no less often than every ninety (90) days following the date of the EGM until the Requisite Shareholder Approval is obtained, and the Board of Directors of PubCo will duly prepare and publish a related invitation, which shall contain substantially the same terms as the Invitation. PubCo shall use its best efforts to obtain approval of the Requisite Shareholder Approval at any such further extraordinary shareholders’ meeting.

(f) Financial Information. PubCo agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 20-F, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Interim Reports on Form 6-K and any registration statements or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by PubCo or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of PubCo generally, contemporaneously with the making available or giving thereof to the stockholders. Voyager agrees to send the following to each Buyer until the termination of Voyager’s status as an issuer required to file reports under the 1934 Act: (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by Voyager and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of Voyager generally, contemporaneously with the making available or giving thereof to the stockholders.

(g) Listing. Concurrently with the completion of the deSPAC Transaction, PubCo shall secure the listing or designation for quotation (as the case may be) of all of the Securities to be listed upon each national securities exchange and automated quotation system, if any, upon which the PubCo Ordinary Shares are then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. PubCo shall maintain the PubCo Ordinary Shares’ listing or authorization for quotation (as the case may be) on Nasdaq, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither PubCo nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the PubCo Ordinary Shares on an Eligible Market. PubCo shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(g).

(h) Fees. PubCo shall pay for the reasonable and documented due diligence and legal fees and expenses incurred by the Buyers in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents (and the enforcement thereof by the Buyers), including, without limitation, all consultant fees, all reasonable legal fees and disbursements of Latham & Watkins LLP, counsel to the Buyers, and due diligence and regulatory filings in connection therewith, and all legal fees and expenses of the Buyers and the Collateral Agent in connection with implementing and perfecting security interests (the “Transaction Expenses”) and such Transaction Expenses, to the extent they have not already been paid to the Buyer, may be withheld by the Buyers from its Securities Purchase Price at the Closing. PubCo shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, The Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(i) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company, PubCo and Voyager each acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company, PubCo or Voyager with any notice thereof or otherwise make any delivery to the Company, PubCo or Voyager pursuant to this Agreement or any other Transaction Document including, without limitation, Section 2(g) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company, PubCo and Voyager each hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(j) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. No later than 9:30 a.m., New York time, within two (2) Business Days following the date of this Agreement, Voyager shall issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. No later than 5:30 p.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, Voyager shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (the “8-K Filing”). From and after the issuance of the Press Release and the earlier to occur of (A) the announcement of the completion or abandonment of the deSPAC Transaction, and (B) the date on which Voyager ceases to be a reporting company under the 1934 Act, PubCo and Voyager shall have disclosed all material, non-public information (if any) concerning the Company, PubCo or Voyager, provided to any of the Buyers by the Company or any of its Subsidiaries, PubCo or any of its Subsidiaries, or Voyager, respectively, or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance of the Press Release and the earlier to occur of (A) the announcement of the completion or abandonment of the deSPAC Transaction, and (B) the date on which Voyager ceases to be a reporting company under the 1934 Act, the Company, PubCo and Voyager each acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its Subsidiaries, PubCo or any of its Subsidiaries, Voyager, or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall have terminated and none of the Buyers have been subject to any such obligation since the issuance of such Press Release. For the avoidance of doubt, following the issuance of the Press Release the sole material non-public information that the Buyers shall be in possession of regarding the Company, PubCo or Voyager or any of their respective Subsidiaries is information regarding the expected timing of the completion of the deSPAC Transaction.

(ii) Limitations on Disclosure. Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company, PubCo or Voyager with respect thereto), none of the Company, PubCo or Voyager shall, and the Company, PubCo and Voyager shall each cause each of its respective Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries, PubCo or any of its Subsidiaries, or Voyager, from and after the date hereof unless prior thereto such Buyer shall have consented in writing to the receipt of such information and agreed with the Company, PubCo or Voyager, as applicable, to keep such information confidential. If any material, non-public information is required to be provided by the Company or any of its Subsidiaries, by PubCo or any of its Subsidiaries, or Voyager, to any Buyer pursuant to the Transaction Documents, the Company, PubCo, or Voyager, as applicable, shall obtain each Buyer’s prior written consent prior to providing such information to such Buyer, and if any Buyer fails to provide such written consent, the Company, PubCo or Voyager, as applicable, shall not be deemed to be in breach of any of the Transaction Documents as a result of the failure to provide such information. To the extent that the Company, PubCo or Voyager delivers any material, non-public information to a Buyer without such Buyer’s prior written consent in breach of the foregoing sentence, the Company, PubCo or Voyager, as applicable, hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law. Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), none of the Company, PubCo or Voyager shall (and shall cause each of its Subsidiaries and affiliates to not) submit for publication or otherwise cause or seek to publish any information naming any Buyer or disclose the name of such Buyer in any filing, announcement, release or otherwise; provided that, nothing in the foregoing shall be construed to prohibit the Company, PubCo or Voyager from making any submission or filing (i) which it is required to make by applicable law or pursuant to judicial process, (ii) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC or as contemplated by this Agreement, or (iii) to the extent such disclosure is required by law or regulations of Nasdaq; provided further, that (A) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (B) unless specifically prohibited by applicable law or court order, the Company, PubCo or Voyager, as applicable, shall promptly notify the Buyers of the requirement to make such submission or filing and provide the Buyers with a copy thereof, except in the 8-K Filing and as otherwise may be required by applicable law or regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company, PubCo and Voyager each expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company, PubCo or Voyager, as applicable, and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade in the securities of the Company, PubCo or Voyager, as applicable, on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries, PubCo or any of its Subsidiaries, or Voyager, as applicable.

(k) Additional Issuance of Securities.

(i) [Reserved.]

(ii) The Company and each Subsidiary shall be prohibited from effecting, entering into, or being party to, an agreement directly or indirectly to effect a Company Variable Rate Transaction until, following the Closing, no Notes or Warrants remain outstanding. “Company Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (A) issues or sells any Company Convertible Securities either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the PubCo Ordinary Shares in the Company or any of its Subsidiaries, at any time after the initial issuance of such Company Convertible Securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Company Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s equity securities, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (B) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

(iii) Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any issuance prohibited by this Section 6(k), which remedy shall be in addition to any right to collect damages.

(l) Additional Issuance of PubCo Securities.

(i) [Reserved.]

(ii) PubCo and each Subsidiary shall be prohibited from effecting, entering into, or being party to, an agreement directly or indirectly to effect a PubCo Variable Rate Transaction until, following the Closing, no Notes or Warrants remain outstanding. “PubCo Variable Rate Transaction” means a transaction, other than the ELOC Financing and the Fee Modification Agreement, in which PubCo or any Subsidiary (A) issues or sells any PubCo Convertible Securities either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the PubCo Ordinary Shares at any time after the initial issuance of such PubCo Convertible Securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such PubCo Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of PubCo or the market for the PubCo Ordinary Shares, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (B) enters into any agreement (including, without limitation, an equity line of credit) whereby PubCo or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights), provided, however, that such prohibition shall not apply to any agreement that constitutes an “at-the-market” offering within the meaning of Rule 415(a)(4) of the 1933 Act.

(iii) So long as any Notes remain outstanding, PubCo will not, without the prior written consent of the Required Holders (as defined below), issue any Notes (other than to the Buyers as contemplated hereby) and PubCo shall not issue any other securities that would cause a breach or default under the Notes.

(iv) Each Buyer shall be entitled to obtain injunctive relief against PubCo and its Subsidiaries to preclude any issuance prohibited by this Section 6(l), which remedy shall be in addition to any right to collect damages.

(m) Issuance of Voyager Securities.

(i) [Reserved.]

(ii) Other than the ELOC Financing and Fee Modification Agreement, Voyager shall be prohibited from effecting, entering into, or being party to, an agreement directly or indirectly to effect a Voyager Variable Rate Transaction. “Voyager Variable Rate Transaction” means a transaction in which Voyager (A) issues or sells any Voyager Convertible Securities either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Voyager Ordinary Shares at any time after the initial issuance of such Voyager Convertible Securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Voyager Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Voyager or the market for the Voyager Ordinary Shares, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (B) enters into any agreement (including, without limitation, an equity line of credit) whereby Voyager may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights), provided, however, that such prohibition shall not apply to any agreement that constitutes an “at-the-market” offering within the meaning of Rule 415(a)(4) of the 1933 Act.

(iii) Each Buyer shall be entitled to obtain injunctive relief against Voyager, PubCo and their respective Subsidiaries to preclude any issuance prohibited by this Section 6(m), which remedy shall be in addition to any right to collect damages.

(n) Compliance with Laws. None of the Company or any of its Subsidiaries, PubCo or any of its Subsidiaries, nor Voyager, shall violate any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Company Material Adverse Effect, a PubCo Material Adverse Effect, or a Voyager Material Adverse Effect, as applicable.

(o) Passive Foreign Investment Company. Each of the Company, PubCo and Voyager shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that each of the Company, PubCo and Voyager will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(p) Restriction on Redemption and Cash Dividends. So long as any of the Notes are outstanding, except as otherwise permitted under the Notes, PubCo shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of PubCo without the prior express written consent of the Required Holders (other than as required by the Notes or as required by the terms thereof as in effect on the date hereof (which are set forth on Schedule 6(p) hereof)); provided, however, that such written consent shall not be required for any repurchases, forfeitures, withholdings or transfers of securities pursuant to a net exercise of a PubCo Convertible Security to cover the payment of the exercise prices or the payment of withholding of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of PubCo.

(q) Legal Existence. So long as any Notes or Warrants remain outstanding, PubCo shall not be party to any Fundamental Change (as defined in the Notes) or a Fundamental Transaction (as defined in the Warrants) unless PubCo is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes and Fundamental Transaction set forth in the Warrants, as applicable.

(r) Conversion Procedures. The terms of the Notes and the terms of the Warrants set forth the totality of the procedures required of the Buyers in order to receive PubCo Ordinary Shares or Warrant Shares, as applicable, pursuant to the Notes or Warrants. Except as set forth in Sections 7(c) and 7(d), no additional legal opinion, other information or instructions shall be required of the Buyers to receive PubCo Ordinary Shares or Warrant Shares, as applicable pursuant to the Notes or Warrants. PubCo shall honor an election by a Buyer to receive PubCo Ordinary Shares pursuant to the Notes or by exercise of the Warrants, as applicable, and shall deliver the Underlying Shares, as applicable, in accordance with the terms, conditions and time periods set forth in the Notes or Warrants, as applicable. Except as explicitly set forth in the Notes or Warrants, no legal opinion, information or instructions shall be required of the Buyers to receive Underlying Shares, as applicable, pursuant to the Notes or Warrants, as applicable.

(s) Regulation M. PubCo will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(t) General Solicitation. None of the Company, PubCo, Voyager, any of their respective affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company, PubCo, Voyager or any such affiliate will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(u) Integration. None of the Company, PubCo, Voyager any of their respective affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company, PubCo, Voyager or any such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or (assuming the completion of the deSPAC Transaction) require stockholder approval under the rules and regulations of Nasdaq and the Company, PubCo and Voyager will each take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or (other than with respect to the deSPAC Transaction) the rules and regulations of Nasdaq, with the issuance of Securities contemplated hereby.

(v) [Reserved.]

(w) Rule 144. PubCo shall cause the Securities to be eligible to be offered, sold or otherwise transferred by the Buyers pursuant to Rule 144 under the 1933 Act, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the 1933 Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is six (6) months following the Closing Date with respect to the Securities and the Underlying Shares with respect thereto.

(x) Share Reserve. Following the completion of the deSPAC Transaction, so long as any of the Notes or Warrants remain outstanding, PubCo shall at all times have reserved from its conditional capital (i) prior to the date that the Conditional Capital Amendment is registered in the commercial register of Switzerland (the “Conditional Capital Amendment Effective Date”), a number of PubCo Ordinary Shares reserved solely for issuance of Underlying Shares pursuant to the Warrants equal to not less than one hundred percent (100%) of the maximum number of PubCo Ordinary Shares exercisable pursuant to the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Buyers) and (ii) on and after the Conditional Capital Amendment Effective Date, (x) a number of PubCo Ordinary Shares reserved solely for issuance of Underlying Shares pursuant to the Warrants equal to not less than five million five hundred thousand (5,500,000) PubCo Ordinary Shares, provided that in no event shall the number of PubCo Ordinary Shares reserved solely for issuance of Underlying Shares pursuant to the Warrants be less than one hundred percent (100%) of the maximum number of PubCo Ordinary Shares exercisable pursuant to the Warrants (the “Post-Amendment Warrant Share Reserve”) and (y) a number of PubCo Ordinary Shares reserved solely for issuance of Underlying Shares pursuant to the Notes equal to not less than two hundred percent (200%) of a fraction, the numerator of which shall be the then outstanding aggregate Principal Amount (as defined in the Notes) with respect to the Notes, and the denominator of which shall be the Market Share Payment Price (as defined in the Notes) (collectively with the Post-Amendment Warrant Share Reserve, the “Required Reserve Amount”); provided that at no time shall the number of PubCo Ordinary Shares reserved pursuant to this Section 6(x) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. The amounts set forth in the definition of Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes, and Warrants based on the number of PubCo Ordinary Shares issuable pursuant to the Notes and Warrants (without regard to any limitations on exercise) (collectively, the “Authorized Share Allocation”). If (A) at any time the number of PubCo Ordinary Shares reserved for issuance is not sufficient to meet the Required Reserve Amount or (B) the Required Holders provide a written request to PubCo to increase the Post-Amendment Warrant Share Reserve, PubCo will promptly take all corporate action necessary to reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet PubCo’s obligations pursuant to the Transaction Documents (including, for the avoidance of doubt, increasing the Post-Amendment Warrant Share Reserve pursuant to the Required Holders’ written request thereof), in the case of an insufficient number of reserved shares, obtain stockholder approval (if required) of an increase in such number of shares, and voting the management shares of PubCo in favor of an increase in the shares of PubCo to ensure that the number of reserved shares is sufficient to meet the Required Reserve Amount or Post-Amendment Warrant Share Reserve requested by the Required Holders, as applicable. In the event that a holder shall sell or otherwise transfer any of such holder’s Notes or Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any PubCo Ordinary Shares reserved and allocated to any Person which ceases to hold any Notes or Warrants shall be allocated to the remaining holders of the Notes and Warrants, pro rata based on the number of PubCo Ordinary Shares issuable pursuant to the Notes and Warrants then held by such holders thereof (without regard to any limitations on conversion).

(y) Registration Rights. Commencing upon completion of the deSPAC Transaction, PubCo shall:

(i) file a registration statement with the SEC as soon as practicable but in no event later than thirty (30) days after the Closing Date with respect to the PubCo Securities (the “Filing Date”) to register for resale at least 11,000,000 Underlying Shares (the “Registrable Shares”) on Form F-1 or Form F-3 under the 1933 Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) (such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);

(ii) use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective as soon as practicable and in any event within thirty (30) days of the filing thereof (or, in the event the staff of the SEC (the “Staff”) reviews and has written comments to such Resale Registration Statement, within sixty (60) days of the filing thereof) (the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Resale Registration Statement. Notwithstanding the foregoing, if the Amendments are not approved prior to the Effectiveness Deadline then (i) the number of Registrable Shares that shall be required to be registered on the Resale Registration Statement as of the Effectiveness Deadline shall instead be the maximum number of Registrable Shares that can be registered on the Resale Registration Statement as of the Effectiveness Deadline without giving effect to the Amendments (and which in no event shall be less than 2,391,305 PubCo Ordinary Shares) and (ii) PubCo shall file a post-effective amendment to the Resale Registration Statement as promptly as practicable after the approval of the Amendments and the effectiveness of the Resale Registration Statement to register all Registrable Shares that were not registered pursuant to the Resale Registration Statement filed pursuant to the immediately preceding clause (i), and cause such post-effective amendment to be declared effective within ten (10) Business Days after the filing of such post-effective amendment to the Resale Registration Statement, and the failure by PubCo to have such post-effective amendment be declared effective by such date shall constitute an Effectiveness Failure for purposes of Section 6(y)(xiii);

(iii) not less than two (2) Trading Days (as defined in the Notes) prior to the filing of such Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via e-mail to the Buyers copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Buyers. PubCo shall reflect in each such document when so filed with the SEC such comments regarding the Buyers and the plan of distribution as the Buyers may reasonably and promptly propose no later than two (2) Trading Days after the Buyers have been so furnished with copies of such documents as aforesaid;

(iv) promptly prepare and file with the SEC such amendments and supplements to such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 6(bb) below, subject to PubCo’s right to suspend pursuant to Section 6(aa) below;

(v) if, at any time while any Warrants are outstanding after the Amendments are approved the number of Warrant Shares issuable pursuant to the Warrants is greater than the number of Warrant Shares registered for resale pursuant to the Resale Registration Statement (an “Adjustment Event”), then PubCo shall, within five (5) Business Days following such Adjustment Event, file a post-effective amendment to the Resale Registration Statement (or, if applicable, a new registration statement on Form F-1 or Form F-3 under the 1933 Act) to register the additional Underlying Shares issuable as a result of such Adjustment Event (an “Adjustment Registration Filing”), and use its commercially reasonable efforts to cause such Adjustment Registration Filing to be declared effective as soon as practicable and in any event within thirty (30) days of the filing thereof (or, in the event the Staff reviews and has written comments to such Adjustment Registration Filing, within sixty (60) days of the filing thereof) (the “Adjustment Effectiveness Deadline”). Any new registration statement filed pursuant to this Section 6(y)(v) shall, upon filing, be deemed a “Resale Registration Statement” for all purposes of this Section 6(y) (including, without limitation, for purposes of Section 6(y)(xiii)) and Section 6(z), and references herein to the “Resale Registration Statement” shall be deemed to include such new registration statement. Without limiting the foregoing, the failure of PubCo to file an Adjustment Registration Filing within five (5) Business Days following an Adjustment Event, or the failure of an Adjustment Registration Filing to be declared effective by the SEC on or before the applicable Adjustment Effectiveness Deadline, shall constitute an Effectiveness Failure for purposes of Section 6(y)(xiii);

(vi) furnish to the Buyers such number of copies of prospectuses in conformity with the requirements of the 1933 Act and such other documents as the Buyers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Buyers;

(vii) file such documents as may be required of PubCo for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Buyers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period PubCo is required to maintain effectiveness of such Resale Registration Statement; provided, however, that PubCo shall not be required in connection with this Section 6(y)(vii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(viii) upon notification by the SEC that the Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, PubCo shall within one (1) Trading Day following the date of such notification, request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

(ix) upon notification by the SEC that the Resale Registration Statement has been declared effective by the SEC, PubCo shall file the final prospectus under Rule 424 of the 1933 Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(x) advise the Buyers promptly (and in any event within two (2) Trading Days thereof):

(A) of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;

(B) of any request by the SEC for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement under the 1933 Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(D) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(xi) cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities issued by PubCo are then listed; and

(xii) bear all expenses in connection with the procedures in paragraphs (i) through (xi) of this Section 6(y) and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

(xiii) Effect of Failure to File and Obtain and Maintain Effectiveness of the Resale Registration Statement. If (i) the Resale Registration Statement covering the resale of all of the Registrable Shares required to be covered thereby and required to be filed by PubCo pursuant to this Section 6(y) is (A) not filed with the SEC on or before the Filing Date (a “Filing Failure”) or (B) not declared effective by the SEC on or before the Effectiveness Deadline (an “Effectiveness Failure”), (ii) other than during a suspension permitted under Section 6(aa), on any day after the effective date of the Resale Registration Statement sales of all of the Registrable Shares required to be included on such Resale Registration Statement cannot be made pursuant to such Resale Registration Statement (including, without limitation, because of a failure to keep such Resale Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Resale Registration Statement, a suspension or delisting of (or a failure to timely list) the PubCo Ordinary Shares on an Eligible Market, or a failure to register a sufficient number of PubCo Ordinary Shares or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) if a Resale Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and either (x) PubCo fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) PubCo has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and PubCo shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Current Public Information Failure”) as a result of which any of the Buyers are unable to sell Registrable Shares without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the underlying shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), PubCo shall pay to each Buyer on each Registration Delay Payment Date (as defined below) an amount in cash equal to two percent (2%) of the sum of (A) the principal amount of such Buyer’s Note outstanding as of such Registration Delay Payment Date and (B) the product of the Warrant Shares underlying such Buyer’s Warrant as of the Trading Day (as defined in the Warrants) immediately preceding the Registration Delay Payment Date and the Daily VWAP (as defined in the Notes) on such date. A “Registration Delay Payment Date” is (1) the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, prorated for periods totaling less than thirty (30) days). The payments to which a Buyer shall be entitled pursuant to this Section 6(y)(xiii) are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure, without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then the Registration Delay Payment Date for such Registration Delay Payment shall be deemed to be the third (3rd) Business Day after such cure. Notwithstanding the foregoing, no Registration Delay Payments shall be owed to a Buyer (other than with respect to a Maintenance Failure resulting from a suspension or delisting of (or a failure to timely list) the PubCo Ordinary Shares on an Eligible Market) with respect to any period during which all of such Buyer’s Registrable Shares may be sold by such Buyer without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

(z) Registration Rights Indemnification.

(i) PubCo agrees to indemnify and hold harmless the Buyers and their respective affiliates, partners, members, officers, directors, agents, brokers and representatives, and each person, if any, who controls a Buyer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the 1933 Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by PubCo to fulfill any undertaking included in the Resale Registration Statement and PubCo will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that PubCo shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission or alleged untrue statement or omission made in the Resale Registration Statement in reliance upon and in conformity with written information furnished to PubCo by or on behalf of the Buyers specifically for use in preparation of the Resale Registration Statement.

(ii) The Buyers agree to indemnify and hold harmless PubCo and its officers, directors, affiliates, agents, brokers and representatives and each person, if any, who controls PubCo within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a “PubCo Party” and collectively the “PubCo Parties”), to the fullest extent permitted by applicable law, from and against any Losses to which the PubCo Parties may become subject (under the 1933 Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Buyers specifically for use in preparation of the Resale Registration Statement, and the Buyers will, as incurred, reimburse each PubCo Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 6(z) be greater in amount than the dollar amount of the net proceeds received by the Buyers upon their sale of Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation.

(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6(z), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(iv) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(v) If the indemnification provided for in this Section 6(z) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

(aa) Suspensions. The Buyers acknowledge that there may be times when PubCo must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by PubCo and declared effective by the SEC, or until such time as PubCo has filed an appropriate report with the SEC pursuant to the 1934 Act. The Buyers hereby covenant that they will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which PubCo gives the Buyers notice of the suspension of the use of said prospectus and ending at the time PubCo gives the Buyers notice that the Buyers may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed thirty (30) days in any twelve (12)-month period and that, in the good faith judgment of the Board of Directors of PubCo, PubCo would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving PubCo, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a PubCo Material Adverse Effect upon PubCo or its stockholders.

(bb) Termination of Registration Rights. The obligations of PubCo pursuant to Section 6(y) hereof shall cease and terminate, with respect to any Registrable Shares, upon such time as such Registrable Shares have been resold in a transaction pursuant to which all restrictive legends were removed from such securities.

(cc) Not an Underwriter. Neither the Company, PubCo, Voyager nor any Subsidiary or affiliate thereof shall identify any Buyer as being an underwriter or potentially being an “underwriter” in any disclosure to, or filing with, the SEC, Nasdaq or any other Eligible Market. No Buyer shall be required to agree or admit that it is, or may be, acting as an “underwriter” in connection with the transactions contemplated hereby or agree to be named as an underwriter or as potentially being an underwriter in any public disclosure or filing with the SEC, Nasdaq or any other Eligible Market, nor shall any Buyer be required to make any representations to, or undertake any obligations to, the SEC in connection with any registration statement filed by the Company, PubCo or Voyager. Any Buyer being deemed an underwriter, or potentially to be an underwriter, by the SEC shall not relieve the Company, PubCo or Voyager of any obligations it has under this Agreement or any other Transaction Document.

(dd) Merger Agreement. Each of the Company, PubCo and Voyager hereby agrees not to alter, modify or amend the Merger Agreement or waive any rights thereunder without the prior written consent of the Required Holders.

(ee) Voting and Lock-Up Agreements.

(i) Except as set forth in Section 9(z), each of the Company, PubCo and Voyager shall, and shall cause its and their respective Subsidiaries to, not amend, modify or waive any provision of any of the Voting Agreements or Lock-Up Agreements, and shall, and shall cause its and their respective Subsidiaries to, enforce the provisions of each Voting Agreement and Lock-Up Agreement in accordance with its terms. If any party to a Voting Agreement or Lock-Up Agreement breaches any provision of a Voting Agreement or Lock-Up Agreement, each of the Company, PubCo and Voyager, as applicable, shall, and shall cause its and their respective Subsidiaries to, promptly use its or their best efforts to seek specific performance of the terms thereof, as applicable. In addition, none of the Company, PubCo or Voyager shall, nor shall any of them permit its or their respective Subsidiaries to, consent to any actions under the Lock-Up Agreements that would require the consent of the Company, PubCo, Voyager or any of their respective Subsidiaries.

(ii) Until the date that the Amendments are registered in the commercial register of Switzerland, the parties to the Voting Agreements shall collectively hold an aggregate of at least sixty six and sixty seven hundredths percent (66.67%) of the outstanding PubCo Ordinary Shares, and PubCo shall not take any action (including, for the avoidance of doubt, effecting any Equity Issuances (as defined in the Notes)) that would result in the parties to the Voting Agreements collectively holding an aggregate of less than sixty six and sixty seven hundredths percent (66.67%) of the outstanding PubCo Ordinary Shares.

(ff) Underwriter Compensation. The Company, Voyager and PubCo shall not, and shall cause each of their respective Subsidiaries not to, pay or otherwise deliver, directly or indirectly, Underwriter Compensation, other than (i) cash in an amount equal to or less than (x) at the Closing (as defined in the Fee Modification Agreement), five hundred thousand dollars ($500,000) and (y) on or after the one year anniversary of the Closing (as defined in the Fee Modification Agreement), five hundred thousand dollars ($500,000) and (ii) PubCo Ordinary Shares in an amount not to exceed in the aggregate seven million dollars ($7,000,000) in PubCo Ordinary Shares at a price per share calculated pursuant to the formula set forth in the Fee Modification Agreement.

(gg) Post-Closing Deliverables. Within seven (7) Business Days following the Closing Date, PubCo shall deliver to the Buyers a letter from the Transfer Agent certifying the number of PubCo Ordinary Shares outstanding after giving effect to all transactions contemplated by the Proxy Statement/Prospectus filed by Voyager Acquisition Corp. on February 19, 2026, including the redemptions and share issuances described therein.

(hh) Swiss 10 Non-Bank Rule and Swiss 20 Non-Bank Rule. PubCo shall be in compliance with the Swiss 10 Non-Bank Rule and the Swiss 20 Non-Bank Rule, if and as long as a violation of these rules results in Swiss Withholding Tax consequences for PubCo. For purposes of this Agreement, PubCo shall assume that the number of creditors not being a Swiss Qualifying Bank under the Purchased Notes is at all times ten (10).

(ii) Covered Patent Applications. The Company, or, following the completion of the deSPAC Transaction, PubCo, shall use its best efforts to cause each Covered Inventor (as defined below), within three (3) Business Days of the determination thereof, to execute a valid and enforceable agreement containing an irrevocable assignment to the Company or its Subsidiary, or, following the completion of the deSPAC Transaction, to PubCo or its Subsidiary, of all of their ownership and other rights therein, including to any invention, improvement or discovery, related to the Company Intellectual Property Rights related to the Covered Patent Applications (as defined below); provided, that in any event the Company or PubCo (as applicable) shall cause each such Covered Inventor to execute such agreement within ten (10) Business Days of the determination thereof. The “Covered Patent Applications” shall be the patent applications identified on Schedule 3(x) that were filed on March 16, 2026. The “Covered Inventors” shall mean any former or current employee, contractor or consultant of the Company that contributed to the creation or development of the Company Intellectual Property Rights related to the Covered Patent Applications.

7.	REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. PubCo shall maintain at its principal executive offices (or such other office or agency of PubCo as it may designate by notice to each holder of Securities), a register for registration of the Securities in which PubCo shall record the name and address of the Person in whose name the Purchased Notes and Warrants have been issued (including the name and address of each transferee), the aggregate amount of the Notes and Warrants held by such Person and the number of Underlying Shares issuable pursuant to the terms of the Notes and Warrants held by such Person. PubCo shall keep such register open and available at all times during business hours for inspection of any Buyer or its legal representatives. This provision shall be construed such that the Securities are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations promulgated thereunder.

(b) Transfer Agent Instructions. PubCo shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable) (the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to credit shares, when issued, to each such Buyer’s (or its designee’s) account at DTC through its Deposit/Withdrawal At Custodian (“DWAC”) System, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and the shares are then eligible for transfer through the DWAC System, or, if the Transfer Agent is not participating in FAST or if the shares are not then eligible for transfer through the DWAC system, issue and dispatch by overnight courier to the address as specified in (x) the conversion or exercise notice of the Notes or Warrants or (y) the notice that PubCo is electing to issue PubCo Ordinary Shares pursuant to the terms of the Notes or that the Buyers are electing to receive PubCo Ordinary Shares pursuant to the Notes, a certificate, registered in the name of such Buyer or its designee, for the applicable number of Underlying Shares to which the Buyer is entitled, for the applicable Underlying Shares in such amounts as specified from time to time by PubCo or the Buyers, as the case may be, pursuant to the terms of the Notes or Warrants, as applicable. PubCo represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7(b) will be given by PubCo to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of PubCo, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), PubCo shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Underlying Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such Underlying Shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 7(d). PubCo acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, PubCo acknowledges that the remedy at law for a breach of its obligations under this Section 7(b) will be inadequate and agrees, in the event of a breach or threatened breach by PubCo of the provisions of this Section 7(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the Transfer Agent, counsel to PubCo or otherwise) associated with the removal of any legends on any of the Securities shall be borne by PubCo.

(c) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Note Shares and Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth herein, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates in violation of the applicable legend):

Note Legend

THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. UNTIL THE DATE THAT IS ONE (1) YEAR AFTER THE ISSUE DATE (AS DEFINED ON THE REVERSE OF THIS NOTE), THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

Warrant Legend

THE SECURITIES REPRESENTED BY THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Underlying Shares Legend

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing the Securities shall not be required to contain the legend set forth in Section 7(c) or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of PubCo), provided that a Buyer furnishes PubCo with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of Buyer’s counsel, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 free of the current public information reporting requirement contained in Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides PubCo with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable provisions of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, PubCo shall no later than one (1) Business Day (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to PubCo) following the delivery by a Buyer to PubCo or the Transfer Agent (with notice to PubCo, as applicable), as applicable, of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be reasonably required above in this Section 7(d) (such date, the “Legend Removal Date”), as directed by such Buyer, either: (A) provided that the Transfer Agent is participating in FAST, credit the applicable number of PubCo Ordinary Shares to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its DWAC system or (B) if the Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee. PubCo shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to such Securities in accordance herewith and the Buyer shall not be required to deliver or cause to be delivered a legal opinion in connection with a sale of such Securities pursuant to Rule 144.

(e) If PubCo or the Transfer Agent, as applicable, fails to deliver the applicable PubCo Ordinary Shares to a Buyer or an applicable assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 2(g), Section 7(b) or Section 7(d), then in addition to such Buyer’s other available remedies hereunder, PubCo shall pay to such Buyer, in cash, (1) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the Daily VWAP (as defined in the Notes) on the date that the Buyer delivered notice of its entitlement to such PubCo Ordinary Shares) for which PubCo or the Transfer Agent, as applicable, fails to deliver the applicable PubCo Ordinary Shares without any restrictive legend an amount equal to $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such undelivered PubCo Ordinary Shares are delivered without a legend; and (2) if PubCo is obligated to remove the restrictive legends pursuant to Section 7(d) but fails to (a) issue and deliver (or cause to be delivered) the applicable PubCo Ordinary Shares to a Buyer by the Legend Removal Date that are free from all restrictive and other legends and (b) if after the Legend Removal Date a Buyer purchases (in an open market transaction or otherwise) PubCo Ordinary Shares to deliver in settlement of a sale by the Buyer of all or any portion of the unlegended PubCo Ordinary Shares to which such Buyer was entitled to receive, or a sale of an amount of PubCo Ordinary Shares equal to all or any portion of the amount of unlegended PubCo Ordinary Shares, that the Buyer anticipated receiving from PubCo without any restrictive legend, then an amount equal to the excess of the Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the PubCo Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of unlegended PubCo Ordinary Shares that PubCo was required to deliver to the Buyer by the Legend Removal Date multiplied by (B) the price at which the sell order giving rise to such purchase obligation was executed. For avoidance of doubt, this Section 7(e) shall not be duplicative with any provisions in the Notes addressing any failure to deliver shares without restrictive legends.

(f) FAST Compliance. While any Notes or Warrants remain outstanding, PubCo shall maintain a transfer agent that participates in FAST.

8.	CONDITIONS TO PUBCo’s OBLIGATION TO SELL the purchased SECURITIES.

(a) The obligation of PubCo hereunder to issue and sell the Purchased Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for PubCo’s sole benefit and may be waived by PubCo at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to PubCo.

(ii) Such Buyer and each other Buyer shall have delivered to PubCo the purchase price for the Purchased Securities being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with a Flow of Funds Letter with respect to the Purchased Securities to be purchased at the Closing.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the date of each the Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the date of the Closing.

9.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE the purchased SECURITIES.

The obligation of each Buyer hereunder to purchase its Purchased Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing PubCo with prior written notice thereof:

(a) The Company, PubCo and each of their respective Subsidiaries (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer the Purchased Securities set forth across from such Buyer’s name on the Schedule of Buyers at the Closing pursuant to this Agreement.

(b) Such Buyer shall have received the opinion of Duane Morris LLP, the Company’s U.S. counsel, Walder Wyss AG, PubCo’s counsel and Appleby (Cayman) Ltd., Voyager’s Cayman Islands counsel, dated as of the Closing Date, in the form acceptable to such Buyer.

(c) Such Buyer shall have received the opinion of Winston & Strawn LLP, Voyager’s U.S. counsel, dated as of the closing date of the deSPAC Transaction, in the form acceptable to such Buyer.

(d) PubCo shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, dated as of the Closing Date, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(e) The Company shall have delivered to such Buyer a certified excerpt from the commercial register relating to the Company as of a date within ten (10) days of the Closing Date, along with a bring-down letter certifying the valid existence or, as applicable, good standing of the Company as of immediately prior to the completion of the deSPAC Transaction.

(f) PubCo shall have delivered to such Buyer a certified excerpt from the commercial register relating to PubCo and a certified extract from the commercial register of each of its Subsidiaries in each such entity’s jurisdiction of formation as of a date within ten (10) days of the Closing Date, along with a bring-down letter certifying the valid existence or, as applicable, good standing of PubCo and each of its Subsidiaries as of the Closing Date.

(g) The Company shall have delivered to such Buyer a certified copy of the Articles of Association of the Company as certified by the relevant authority in its jurisdiction as of a date within 10 days of the Closing Date.

(h) PubCo shall have delivered to such Buyer a certified copy of the Amended Articles of Association of PubCo that will go in effect upon completion of the deSPAC Transaction, as approved by the relevant authority in its jurisdiction.

(i) PubCo shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of PubCo and dated as of the Closing Date, as to (A) the resolutions consistent with Section 4(b) as adopted by the Board of Directors of PubCo or a duly authorized committee thereof in a form reasonably acceptable to such Buyer, (B) the Amended Articles of Association of PubCo, each as in effect at the Closing Date.

(j) Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of immediately prior to the completion of the de-SPAC Transaction as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the date immediately prior to the completion of the de-SPAC Transaction, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(k) Each and every representation and warranty of PubCo shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date or event, which shall be true and correct as of such specific date or event) and PubCo shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by PubCo at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of PubCo, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(l) Each and every representation and warranty of Voyager shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and Voyager shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by Voyager at or prior to the Closing Date.

(m) The PubCo Ordinary Shares (A) shall be designated for quotation or listed (as applicable) on the Nasdaq Global Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on the Nasdaq Global Market nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, either (1) in writing by the SEC or Nasdaq or (2) by falling below the minimum maintenance requirements of Nasdaq.

(n) PubCo shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the PubCo Securities, including without limitation, Nasdaq having raised no objection to any of the transactions contemplated by the Transaction Documents.

(o) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(p) Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or result in a Company Material Adverse Effect, PubCo Material Adverse Effect or Voyager Material Adverse Effect.

(q) PubCo shall have delivered the Control Agreements (as defined in the Notes), in form and substance reasonably satisfactory to the Collateral Agent, perfecting the Lien of the Collateral Agent in all deposit accounts and securities accounts of the Company.

(r) Such Buyer shall have received a letter on the letterhead of PubCo, duly executed by the Chief Executive Officer or Chief Financial Officer of PubCo, setting forth the wire amounts of each Buyer and the wire transfer instructions of PubCo (a “Flow of Funds Letter”) with respect to the Purchased Securities.

(s) PubCo shall have delivered to such Buyer the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company, PubCo and Voyager and their respective Subsidiaries and such search shall reveal no Liens on any of the Pledged Collateral (as such term is defined in the Security Agreements) or other assets of the Company or PubCo and their respective Subsidiaries except, in the case of assets other than Pledged Collateral, for Permitted Liens (as such term is defined in the Notes) and except for Liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Buyer.

(t) The Company shall have delivered to Buyer a duly completed and executed perfection certificate dated no earlier than five (5) days prior to the Closing Date, in the form attached hereto as Exhibit G.

(u) All costs, fees, expenses (including, without limitation, legal fees and expenses) contemplated hereby to be payable to the Buyers shall have been paid to the extent due and, in the case of expenses of the Buyers that are reimbursable in accordance herewith.

(v) PubCo shall have submitted a Listing of Additional Shares Notification with the Nasdaq Global Market relating to the issuance of the Underlying Shares as contemplated hereby and shall have not received any notice objecting to the listing of the Underlying Shares from the Nasdaq Global Market.

(w) None of the Company, PubCo and Voyager shall have agreed to alter, modify or amend the Merger Agreement or waive any rights thereunder in any manner that would be materially adverse to the economic interests of the Buyers, decrease the likelihood that the Equity Conditions (as defined in the Notes) will be satisfied or impair the rights of the Buyers with respect to the Pledged Collateral under this Agreement or the other Transaction Documents without the prior written consent of the Required Holders and the transactions contemplated by the Merger Agreement shall have been consummated in accordance with the terms of the Merger Agreement, including the issuance of PubCo Ordinary Shares to the former stockholders of the Company.

(x) PubCo shall have delivered to such Buyer (A) voting agreements, in the form attached hereto as Exhibit I, executed by each of the parties set forth on Exhibit E, which parties shall collectively hold an aggregate of at least sixty six and sixty seven hundredths percent (66.67%) of PubCo’s outstanding Ordinary Shares as of the completion of the deSPAC Transaction, and (B) a voting agreement, in the form attached hereto as Exhibit I-1, executed by the Sponsor and the Representative (each as defined therein) (such agreements described in clauses (A) and (B), collectively, the “Voting Agreements”).

(y) The maturity dates of all intercompany Indebtedness between or among PubCo and any of its Subsidiaries shall have been extended such that no such Indebtedness shall mature prior to the date that is ninety-one (91) days after the Maturity Date (as defined in the Notes).

(z) The Company and Voyager shall have delivered to such Buyer a written agreement between the Company, Voyager and the shareholders party to that certain Voting, Support and Lock-up Agreement, dated as of April 22, 2025 (as amended by that certain First Amendment to Voting, Support and Lock-up Agreement, dated as of February 12, 2026, by and among Voyager, the Company and the Shareholders (as defined therein) party thereto, the “Xlife Lock-Up Agreement”) removing Section 5(c) from the Xlife Lock-Up Agreement in its entirety.

(aa) There shall have been no default under the terms of the Fee Modification Agreement and the parties thereto shall have complied with all terms thereof.

(bb) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

10.	TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within ten (10) Business Days of the date hereof, such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 10 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Purchased Securities shall be applicable only to such Buyer providing such written notice; provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 6(h) above. Nothing contained in this Section 10 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

11.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company, PubCo and Voyager each hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, provided that if the Court of Chancery of the State of Delaware does not have jurisdiction, then to the other courts of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company, PubCo or Voyager in any other jurisdiction to collect on the Company’s, PubCo’s or Voyager’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c) Headings; Gender; Interpretation. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), PubCo and/or any of its Subsidiaries or Voyager (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant to the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries (or by mutual mistake of such Buyer, PubCo and its Subsidiaries or such Buyer and Voyager) and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, PubCo, its Subsidiaries, Voyager, their respective affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to PubCo Ordinary Shares, the Voyager Ordinary Shares or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries, PubCo or any of its Subsidiaries, or Voyager prior to the date hereof with respect to any prior investment made by such Buyer in the Company, PubCo or Voyager, as the case may be, or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, of PubCo or any of its Subsidiaries, or of Voyager, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, between or among PubCo and/or any of its Subsidiaries, or between or among Voyager and any Buyer, or any instruments any Buyer received from the Company, PubCo or Voyager and/or any of its respective Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company, PubCo, Voyager nor any Buyer makes any representation, warranty, covenant or undertaking. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, PubCo, Voyager and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 11(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 11(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and all holders of the Securities. From the date hereof and while any Securities are outstanding, neither the Company, PubCo nor Voyager shall be permitted to receive any consideration from a Buyer or a holder of Securities that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company, PubCo or Voyager or any Subsidiary thereof (i) to treat such Buyer or holder of Securities in a manner that is more favorable than to other similarly situated Buyers or holders of Securities, or (ii) to treat any Buyer(s) or holder(s) of Securities in a manner that is less favorable than the Buyer or holder of Securities that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company, PubCo or Voyager purchased or sold by any Buyer. Neither the Company, PubCo nor Voyager has, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company, PubCo and Voyager each confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, PubCo, Voyager or any of their respective Subsidiaries or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company, PubCo and Voyager each expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s, PubCo’s or Voyager’s representations and warranties contained in this Agreement or any other Transaction Document and (y) nothing contained in any of the PubCo SEC Documents or Voyager SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s, PubCo’s or Voyager’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Purchased Securities at the Closing, (II) on or after the Closing Date holders of a majority of the Underlying Shares in the aggregate as of such time issued or issuable hereunder or pursuant to the Notes and Warrants, as applicable; provided that such majority must include High Trail Special Situations II LLC or HT Investments MA LLC, so long as either of them or any of their respective affiliates hold any Notes or Warrants.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Veraxa Biotech AG
Talacker 35
8001 Zurich, Switzerland
Attention: Christoph Antz
E-Mail: antz@veraxa.com

With a copy (for informational purposes only) to:

Duane Morris LLP
901 New York Avenue N.W., Suite 700 East
Washington, D.C. 20001
Attention: Andrew M. Tucker; Rebekah D. McCorvey
E-Mail: atucker@duanemorris.com; rmccorvey@duanemorris.com

If to PubCo:

Veraxa Biotech Holding AG
Talacker 35
Attention: Christoph Antz
E-Mail: antz@veraxa.com

With a copy (for informational purposes only) to:

Duane Morris LLP
901 New York Avenue N.W., Suite 700 East
Washington, D.C. 20001
Attention: Andrew M. Tucker; Rebekah D. McCorvey
E-Mail: atucker@duanemorris.com; rmccorvey@duanemorris.com

If to Voyager:

Voyager Acquisition Corp.
131 Concord Street
Brooklyn, NY 11201
Attention: Adeel Rouf
E-Mail: adeel@voyageracq.com

With a copy (for informational purposes only) to:

Winston & Strawn LLP
800 Capital St. STE 2400
Houston, TX 77002
Attention: Michael J. Blankenship
E-Mail: mblankenship@winston.com

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
1 State Street – 30th Floor
New York, NY 10004

If to a Buyer, to (i) its e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers and (ii) to Eric Helenek, High Trail Capital, 221 River Street, 9th Floor, Hoboken, NJ 07030 (telephone: (917) 414-1733).

with a copy (for informational purposes only) to:

Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
Telephone: (858) 523-5400
Attention: Michael E. Sullivan
E-Mail: michael.sullivan@lw.com

or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Purchased Securities. Neither the Company, PubCo nor Voyager shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Change or a Fundamental Transaction (unless the Company, PubCo or Voyager, as applicable, is in compliance with the applicable provisions governing Fundamental Changes and Fundamental Transactions). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, PubCo or Voyager, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Buyers in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Sections 6(y) and 11(k) and as set forth in this Section 11(h).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from the execution, delivery, performance or enforcement of any of the Transaction Documents (including, without limitation, any hedging or similar activities in connection therewith); provided, however, that the Company will not be liable in any such case to a Buyer or its related Indemnitees to the extent that any such claim, loss, damage, liability or expense arises primarily out of or is based primarily upon the inaccuracy of any representations and warranties made by such Buyer herein. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of PubCo’s other obligations under the Transaction Documents, PubCo shall defend, protect, indemnify and hold harmless the Indemnitees from and against any and all Indemnified Liabilities, incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by PubCo or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of PubCo or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of PubCo or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents (including, without limitation, any hedging or similar activities in connection therewith), or (B) the status of such Buyer or holder of the Securities either as an investor in PubCo pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, any hedging or similar activities in connection therewith or as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that PubCo will not be liable in any such case to a Buyer or its related Indemnitees to the extent that any such claim, loss, damage, liability or expense arises primarily out of or is based primarily upon the inaccuracy of any representations and warranties made by such Buyer herein. To the extent that the foregoing indemnification undertaking by PubCo may be unenforceable for any reason, PubCo shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(iii) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of Voyager’s other obligations under the Transaction Documents, Voyager shall defend, protect, indemnify and hold harmless the Indemnitees from and against any and all Indemnified Liabilities, incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by Voyager or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of Voyager contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of Voyager) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents (including, without limitation, any hedging or similar activities in connection therewith), or (B) the status of such Buyer or holder of the Securities either as an investor in Voyager pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, any hedging or similar activities in connection therewith or as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that Voyager will not be liable in any such case to a Buyer or its related Indemnitees to the extent that any such claim, loss, damage, liability or expense arises primarily out of or is based primarily upon the inaccuracy of any representations and warranties made by such Buyer herein. To the extent that the foregoing indemnification undertaking by Voyager may be unenforceable for any reason, Voyager shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(iv) Promptly after receipt by an Indemnitee under this Section 11(k) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 11(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 11(k), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 11(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, ordinary shares of the Company, PubCo Ordinary Shares or Voyager Ordinary Shares and any other numbers in this Agreement that relate to the ordinary shares of the Company, PubCo Ordinary Shares or Voyager Ordinary Shares shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the ordinary shares of the Company, PubCo Ordinary Shares or Voyager Ordinary Shares after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company, PubCo or Voyager in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of the Company, PubCo and Voyager recognizes that in the event that it or any of its Subsidiaries fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Buyers. Each of the Company, PubCo and Voyager therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any of its Subsidiaries, PubCo or any of its Subsidiaries or Voyager does not timely perform its related obligations within the periods therein provided or if no period is prescribed, within a reasonable period of time, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, PubCo, Voyager or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company, PubCo or Voyager makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, PubCo or Voyager, as applicable, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company, PubCo or Voyager in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(A) the date actual payment of the amount due, in the case of any proceeding in the Court of Chancery of the State of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(B) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 11(p)(i)(B) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 11(p)(i)(B), there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company, PubCo or Voyager under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company, PubCo and Voyager each acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and neither the Company, PubCo nor Voyager shall assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company, PubCo and Voyager each acknowledges that the Buyers are not acting in concert or as a group, and neither the Company, PubCo nor Voyager shall assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company, PubCo, Voyager and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries, PubCo and its Subsidiaries and Voyager in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, PubCo and Voyager, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries, PubCo and its Subsidiaries and Voyager and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each of its Subsidiaries and a Buyer, solely, between PubCo, each of its Subsidiaries and a Buyer, solely, and between Voyager and a Buyer, solely, and not between the Company, its Subsidiaries, PubCo, its Subsidiaries, Voyager and the Buyers collectively and not between and among the Buyers.

(r) Performance Date. If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.

(s) Enforcement Fees. Prior to the completion of the deSPAC Transaction, the Company agrees to pay all costs and expenses of the Buyers incurred as a result of enforcement of the Transaction Documents and the collection of any amounts owed to the Buyers hereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys’ fees and expenses. Following the completion of the deSPAC Transaction, PubCo agrees to pay all costs and expenses of the Buyers incurred as a result of enforcement of the Transaction Documents and the collection of any amounts owed to the Buyers hereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

(t) Collateral Agent.

(i) Appointment; Authorization. The Buyers, together with any successors or assigns thereof, hereby irrevocably appoint, designate and authorize HBC Collateral Agent LLC as collateral agent to take such action on their behalf under the provisions of the Notes, each Security Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement and each Security Document, together with such powers as are reasonably incidental thereto. The provisions of this Section 11(t) are solely for the benefit of the Collateral Agent, and neither the Company nor PubCo shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any Security Document (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Notwithstanding any provision to the contrary contained elsewhere in the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto or otherwise exist against the Collateral Agent. Notwithstanding anything of this Section 11(t) to the contrary, in relation to any Swiss law governed Security Document, the Collateral Agent is hereby authorized to and shall (i) hold and administer any non-accessory security interest (nicht-akzessorische Sicherheit) governed by Swiss law as indirect representative (indirekter Stellvertreter) in its own name but on behalf and for the benefit of the Buyers, and (ii) hold and administer any accessory security interest (akzessorische Sicherheit) governed by Swiss law for itself and as direct representative (direkter Stellvertreter) in the name and on behalf of the Buyers. In relation to any Swiss law governed Security Documents under which security of an accessory nature (akzessorische Sicherheit) is granted (each a “Swiss Security Document”) each present and future Buyer (other than the Collateral Agent) hereby appoints and authorizes the Collateral Agent to do all acts in the name and for the account of such Buyer as its direct representative (direkter Stellvertreter), including, without limitation, (i) to accept and execute and hold, administer and, if necessary, enforce the security granted under any of the Swiss Security Documents, (ii) to agree to amendments, restatements, confirmations and other alterations of the Swiss Security Documents, (iii) to effect any release of the security under, and the termination of, any Swiss Security Document, and (iv) to exercise such other rights, powers, authorities and discretions granted to the Collateral Agent hereunder or under the relevant Swiss Security Document.

(ii) Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its Affiliates (as defined in the Notes), partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, or the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of any of its Affiliates (collectively, the “Related Parties”). The exculpatory provisions of this Section 11(t) shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(iii) Exculpatory Provisions.

(A) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Security Documents, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default (as defined in the Notes) has occurred and is continuing or an Event of Default (as defined in the Notes) has occurred; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers; and (iii) shall not, except as expressly set forth in the Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates, PubCo or any of its Affiliates or Voyager or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity.

(B) The Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by the Company or PubCo.

(C) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with the Notes, any Security Document or any other agreement, instrument or document related hereto or thereto, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of the Notes, any Security Document or any other agreement, instrument or document related to the Notes or Security Documents, or (e) any failure of the Company, PubCo or any other party to the Notes, any Security Agreement or any other agreement, instrument or document related to the Notes or Security Documents to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Notes, any Security Document or any other agreement, instrument or document related to the Notes or Security Documents, or to inspect the properties, books or records of the Company or any Affiliate of the Company, of PubCo or any Affiliate of PubCo or of Voyager or any Affiliate of Voyager.

(iv) Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(v) Successor Agent. The Collateral Agent may resign as the Collateral Agent at any time upon ten (10) days’ prior notice to the Buyers, the Company and PubCo. If the Collateral Agent resigns under the Notes, the Required Holders shall appoint a successor agent. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint a successor Collateral Agent on behalf of the Buyers after consulting with the Buyers. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “the Collateral Agent” shall mean such successor agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Section 11(t) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent. If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, a retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Buyers, shall perform all of the duties of the Collateral Agent hereunder until such time as Required Holders shall appoint a successor agent as provided for above.

(vi) Non-Reliance on the Collateral Agent. The Buyers acknowledge that they have, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into and/or invest in the Notes. The Buyers also acknowledge that they will, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon the Notes, any Security Document or any related agreement or any document furnished hereunder or thereunder.

(vii) Collateral Matters. The Buyers irrevocably authorize the Collateral Agent to release any Lien (as defined in the Notes) granted to or held by the Collateral Agent under any Security Document (i) when all Secured Obligations (as defined in the Security Agreements) have been paid in full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under the Notes and each other agreement, instrument or document related thereto (it being agreed and understood that the Collateral Agent may conclusively rely without further inquiry on a certificate of an officer of PubCo as to the sale or other disposition of property being made in compliance with the Notes and each other agreement, instrument or document related thereto); or (iii) if approved, authorized or ratified in writing by the Buyers. The Collateral Agent shall have the right, in accordance with the Security Documents to sell, lease or otherwise dispose of any Pledged Collateral for cash, credit or any combination thereof, and the Collateral Agent may purchase any Pledged Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Secured Obligations.

(viii) Reimbursement by Buyers. To the extent that the Company or PubCo, as applicable, for any reason fails to indefeasibly pay any amount required under Sections 6(h) or 11(k) to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of the Collateral Agent (or any sub-agent thereof), the Buyers hereby agree, jointly and severally, to pay to the Collateral Agent (or any such sub-agent) or such Related Party of the Collateral Agent (or any sub-agent thereof), as the case may be, such unpaid amount.

(ix) Marshaling; Payments Set Aside. Neither the Collateral Agent nor the Buyers shall be under any obligation to marshal any assets in favor of the Company, PubCo or any other Person or against or in payment of any or all of the Secured Obligations. To the extent that the Company or PubCo makes a payment or payments to the Collateral Agent, or the Collateral Agent enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (i) to the extent of such recovery, the obligation under the Notes intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and (ii) the Buyers agree to pay to the Collateral Agent upon demand its share of the total amount so recovered from or repaid by the Collateral Agent to the extent paid to the Buyers.

(u) German Collateral.

(i) Appointment as agent and administrator in relation to German Collateral.

(A) In relation to any Collateral governed by German law (the “German Collateral”), the Collateral Agent shall:

(1) hold, administer and (subject to the same having become enforceable and to the terms of this Agreement) realize any such German Collateral which is Collateral transferred or assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise granted under a non-accessory security right (nicht-akzessorische Sicherheit) to it in its own name as trustee (treuhänderisch) for the benefit of the Secured Parties; and

(2) administer and (subject to the same having become enforceable and to the terms of this Agreement) realize in the name of and on behalf of the Secured Parties any German Collateral which is pledged (Verpfändung) to the Collateral Agent and/or any other Secured Party under an accessory security right (akzessorische Sicherheit) in the name and on behalf of the Secured Parties.

(B) Each Secured Party (other than the Collateral Agent) hereby authorizes the Collateral Agent to:

(1) accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right made to such Secured Party in relation to the Transaction Documents and to act and execute on its behalf as its representative (Stellvertreter), subject to the terms of the Transaction Documents, amendments or releases of, accessions and alterations to, and to carry out similar dealings with regard to any Security Agreement governed by German law (the “German Collateral Document”) which creates a pledge or any other accessory security right;

(2) act on its behalf and in its name in connection with the preparation, execution and delivery of the German Collateral and the perfection and monitoring of the German Collateral;

(3) execute on behalf of itself and each other Party where relevant without the need for any further referral to, or authority from, any other person all necessary releases or confirmations of any Collateral created under the German Collateral in relation to the disposal of any asset which is permitted under the German Collateral or consented or agreed upon in accordance with the Transaction Documents; and

(4) make all statements necessary or appropriate in connection with the foregoing paragraphs.

(C) Each of the Parties hereby release the Collateral Agent from the restrictions pursuant to section 181 of the German Civil Code and similar restrictions under any applicable law, in each case to the extent legally possible for such Loan Party or Secured Party. Any Party prevented by applicable law or its constitutional documents to grant the release from the restrictions pursuant to section 181 German Civil Code shall notify the Collateral Agent without undue delay.

(ii) Parallel Debt.

(A) With regard to the Parallel Debt (as defined below) and any German Collateral, any transfer of rights and claims under this Agreement or any of the Notes by way of novation shall be construed under German law as a transfer and assignment by way of assumption of contract (Vertragsübernahme) and shall not entail under German law a Schuldumschaffung of (or have the effect of a Schuldumschaffung on) the Parallel Debt.

(B) PubCo hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to any amounts owing from time to time by it to any Secured Party under any Transaction Document as and when those amounts are due and payable.

(C) PubCo acknowledges that the obligations of it under sub-section (ii)(B) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of it to any Secured Party under any Transaction Document (its “Corresponding Debt”), nor shall it constitute the Collateral Agent and any other Secured Party as joint creditors of any Corresponding Debt, nor shall the amounts for which it is liable under sub-section (ii)(B) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(1) the Parallel Debt of PubCo shall be decreased and the Collateral Agent shall not demand payment to the extent that its Corresponding Debt has been paid or (in the case of guarantee obligations) discharged; and

(2) the Corresponding Debt of PubCo shall be decreased and the Collateral Agent shall not demand payment to the extent that its Parallel Debt has been paid or (in the case of guarantee obligations) discharged.

(D) For the purposes of this sub-section (u)(ii), the Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust and instead shall be owed to it in its individual capacity. The Collateral granted under the German Collateral Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as Parallel Debt Creditor and shall not be held on trust.

(E) All moneys received or recovered by the Collateral Agent pursuant to this sub-section (u)(ii), and all amounts received or recovered by the Collateral Agent from or by the enforcement of any Collateral granted to secure the Parallel Debt, shall be applied in accordance with this Agreement.

(F) Without limiting or affecting the Collateral Agent’s rights against PubCo (whether under this sub-section (u)(ii) or under any other provision of the Transaction Documents), PubCo acknowledges that:

(1) nothing in this sub-section (u)(ii) shall impose any obligation on the Collateral Agent to pay any sum to PubCo or otherwise under any Transaction Document, except in its capacity as a Holder; and

(2) for the purpose of any vote taken under any Transaction Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Holder.

[Signature pages follow]

IN WITNESS WHEREOF, each Buyer, the Company, PubCo and Voyager have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

VERAXA BIOTECH AG

By:	/s/ Oliver Baumann
	Name:	Oliver Baumann
	Title:	Chairman

By:	/s/ Dr. Christoph Antz
	Name:	Dr. Christoph Antz
	Title:	VEO

IN WITNESS WHEREOF, each Buyer, the Company, PubCo and Voyager have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

PUBCO:

VERAXA BIOTECH HOLDING AG

By:	/s/ Oliver Baumann
	Name:	Oliver Baumann
	Title:	General Manager

IN WITNESS WHEREOF, each Buyer, the Company, PubCo and Voyager have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

VOYAGER:

VOYAGER ACQUISITION CORP.

By:	/s/ Adeel Rouf
	Name:	Adeel Rouf
	Title:	Chief Executive Officer, President and Director

IN WITNESS WHEREOF, each Buyer, the Company, PubCo and Voyager have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

HIGH TRAIL SPECIAL SITUATIONS II LLC

By:	/s/ Erik Helenek
	Name:	Erik Helenek
	Title:	Authorized Signatory

IN WITNESS WHEREOF, each Buyer, the Company, PubCo and Voyager have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

HT INVESTMENTS MA LLC

By:	/s/ Erik Helenek
	Name:	Erik Helenek
	Title:	Authorized Signatory

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address	Aggregate Principal Amount of Purchased Notes	Aggregate Purchase Price of Purchased Notes	Aggregate Purchase Price of Purchased Warrants	Aggregate Number of Warrant Shares Underlying Purchased Warrants	Legal Representative’s Address
High Trail Special Situations II LLC	High Trail Capital 221 River Street, 9th Floor Hoboken, NJ 07030 Attn: Eric Helenek E-Mail: notices@hightrailcap.com hbc.pc.am@hudsonbaycapital	$27,500,000	$22,002,496	-	-	Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Telephone: (858) 523-5400 Attention: Michael E. Sullivan

HT Investments MA LLC	High Trail Capital 221 River Street, 9th Floor Hoboken, NJ 07030 Attn: Eric Helenek E-Mail: notices@hightrailcap.com hbc.pc.am@hudsonbaycapital	-	-	$2,060,004	2,391,305	Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 Telephone: (858) 523-5400 Attention: Michael E. Sullivan

TOTAL		$27,500,000	$22,002,496	$2,060,004	2,391,305

Sch. A-1

Exhibit A

Form of Senior Secured Note

A-1

Exhibit B

Form of Warrant

B-1

Exhibit C

Form of Security Agreements

C-1

Exhibit D

Lock-Up Agreements

D-1

Exhibit E

Lock-Up Parties

1.	Gilbert Edgar Schöni

2.	David Lukas Deck

3.	European Molecular Biology Laboratory

4.	EMBL Enterprise Management Technology Transfer GmbH

5.	Xlife Sciences AG

6.	Akira Holding AG

7.	Voyager Acquisition Sponsor Holdco LLC

8.	Warren Hosseinion, Sr.

9.	Oded Levy

10.	Adeel Rouf

11.	Jonathan Intrater

12.	Alexander Rogers

13.	Warren Hosseinion, Jr.

14.	Cantor Fitzgerald & Co.

Voting Agreement Parties

1.	Gilbert Edgar Schöni

2.	David Lukas Deck

3.	European Molecular Biology Laboratory

4.	EMBL Enterprise Management Technology Transfer GmbH

5.	Xlife Sciences AG

6.	Akira Holding AG

7.	Voyager Acquisition Sponsor Holdco LLC

8.	Warren Hosseinion, Sr.

9.	Oded Levy

10.	Adeel Rouf

11.	Jonathan Intrater

12.	Alexander Rogers

13.	Warren Hosseinion, Jr.

E-1

Exhibit F

Fee Modification Agreement

F-1

Exhibit G

Form of Perfection Certificate

Final Form

PERFECTION CERTIFICATE

May [●], 2026

Reference is hereby made to that certain Securities Purchase Agreement, dated as of May [●], 2026 (as amended, restated, supplemented or otherwise modified from time to time, (the “Securities Purchase Agreement”), by and among Veraxa Biotech Holding AG, a public limited company organized under the laws of Switzerland (the “Issuer”), Veraxa Biotech AG, a public limited company organized under the Laws of Switzerland, Voyager Acquisition Corp., a Cayman Islands exempted company, and each of the investors listed on the Schedule of Buyers attached thereto. Capitalized terms used but not defined herein have the meanings assigned in the Securities Purchase Agreement.

WHEREAS, in connection with the Securities Purchase Agreement, the Issuer is entering into those certain Security Agreements, dated as of the date hereof, by and among the Issuer, each Subsidiary of the Issuer party thereto, HBC Collateral Agent LLC (the “Collateral Agent”), and the other parties thereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer hereby agrees as follows:

As used herein, the term “Companies” means, collectively, the Issuer and each Subsidiary of the Issuer party to the Security Agreements, each, a “Company”.

The undersigned hereby certify to the Collateral Agent as follows:

1. Names.

(a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number or other taxpayer identification number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names of each Company (or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise) has had in the past five (5) years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names used by each Company on any filings with the Internal Revenue Service (or any other revenue service of any other applicable jurisdiction) at any time within the five (5) years preceding the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto. Schedule 2 hereto sets forth all jurisdictions in which each Company maintains any Inventory, Equipment, or other tangible goods (including Books and Records).

3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, all of the property of each Company within the past five (5) years has been originated by such Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.

4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule of (i) the appropriate filing offices for the filing of financing statements or other filings necessary to perfect the Collateral Agent’s security interest in all property of each Company (other than any property described in clauses (ii) and (iii)), (ii) the appropriate filing offices for the filings necessary to perfect the Collateral Agent’s security interest in intellectual property described in Section 8, (iii) the appropriate filing offices for the mortgages and fixture filings relating to the real property described in Section 5, and (iv) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Agreements or the other Security Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Agreements or the other Security Documents.

5. Real Property. Attached hereto as Schedule 5(a) is a list of all (i) real property owned, leased or otherwise held by each Company as of the Closing Date, (ii) common names, addresses and uses of each such real property (stating improvements located thereon) and (iii) other information relating thereto required by such Schedule. Except as described in Schedule 5(b) attached hereto: (i) no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 5(a) and (ii) no Company has any leases of real property which require the consent of the landlord, tenant or other party thereto to the transactions described in the Security Agreements.

6. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 6(a) is a true, correct and complete list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company (other than the Issuer) and, the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests, and the percentage of the total amount of equity interests owned. Also set forth in Schedule 6(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests owned.

7. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 7 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among each Company and any of its subsidiaries.

8. Intellectual Property.

(a) Attached hereto as Schedule 8(a) is a schedule setting forth all Intellectual Property owned by each Company, including all Patents and Trademarks applied for, registered or otherwise owned by any Company in any jurisdiction, together with, as applicable, the name of the registered owner or applicant, the registration, application or publication number, and jurisdiction of registration or application.

(b) Attached hereto as Schedule 8(b) is a schedule setting forth all Intellectual Property co-owned by each Company, including the name of each co-owner or registered owner, the registration, application or publication number, and jurisdiction of registration or application, as applicable.

(c) Attached hereto as Schedule 8(c) is a schedule setting forth all Patent Licenses, Trademark Licenses, Copyright Licenses and other licensed-in Intellectual Property rights held by each Company, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other evidence of recordation.

9. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 9 is a true, correct and complete list of all deposit accounts, securities accounts and commodity accounts maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

10. Insurance. Attached hereto as Schedule 10 is a true, correct and complete list of all insurance policies of each Company.

11. Other Assets. Attached hereto as Schedule 11 is a true, correct and complete list of all of the following types of assets, if any, owned or held by each Company: (a) all agreements and contracts with any governmental authority, (b) all aircraft and airplanes, and (c) all ships, boats vessels.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereunto this Perfection Certificate as of the date first written above.

VERAXA BIOTECH HOLDING AG,
a public limited company organized under the Laws of Switzerland

By:
Name:
Title:

[Signature Page to Perfection Certificate]

Exhibit H

Form of Amendments

Artikel 3a – Bedingtes Kapital	Article 3a – Conditional Capital[1]

Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF 459’424 erhöht durch Ausgabe von höchstens 52’029’768 vollständig zu liberierenden Namenaktien mit einem Nennwert von je CHF 100/11’325 durch Ausübung von Rechten oder Anwartschaften auf Erwerb von Aktien (Erwerbsrechte), welche: (a) in Verbindung mit Anleihens- oder ähnlichen Instrumenten, einschliesslich Wandel- oder Optionsanleihen, Darlehen oder anderer Finanzierungsinstrumente, der Gesellschaft oder von Konzerngesellschaften (zusammen nachfolgend “aktiengebundene Finanzierungsinstrumente” genannt) eingeräumt oder auferlegt werden; oder (b) an beliebige Personen (seien es Aktionäre oder Dritte) eingeräumt werden (nachfolgend “Warrants” genannt).	The share capital of the Company may be increased by up to CHF 459’424 by the issue of up to 52’029’768 fully-paid-up registered shares with a par value of CHF 100/11’325 each by exercising rights or entitlements to acquire shares (acquisition rights), which are: (a) granted or imposed in connection with bonds or similar instruments, including convertible bonds or bonds with warrants, loans or other financing instruments, of the Company or of consolidated subsidiaries (hereinafter collectively the “Equity-Linked Financing Instruments”), or (b) granted to any persons (whether shareholders or third parties) (hereinafter referred to as “Warrants”).

Das Bezugsrecht der Aktionäre ist ausgeschlossen.	Existing shareholders’ subscription rights are excluded.

Der Verwaltungsrat ist ermächtigt, bei der Ausgabe von aktiengebundenen Finanzierungsinstrumenten und bei Warrants das Vorwegzeichnungsrecht der Aktionäre zu beschränken oder aufzuheben im Zusammenhang mit (a) der Finanzierung (einschliesslich Refinanzierung) des Erwerbs von Unternehmen, Unternehmensteilen, Beteiligungen oder von neuen Investitionsvorhaben der Gesellschaft oder (b) der Emission auf nationalen oder internationalen Kapitalmärkten oder der Ausgabe an einen oder mehrere strategische Investoren oder Finanzinvestoren.	The Board of Directors is authorized, when issuing Equity-Linked Financing Instruments and Warrants to restrict or cancel shareholders’ advance subscription rights in connection with (a) the financing (including refinancing) of the acquisition of companies, parts of companies, participations or new investment projects of the Company, or (b) the issue on national or international capital markets or to one or more strategic or financial investors.

Soweit das Vorwegzeichnungsrecht ausgeschlossen ist, sind (i) die aktiengebundenen Finanzierungsinstrumente zu Marktbedingungen zu platzieren, (ii) die Ausübungsfrist der Wandelrechte auf höchstens zwanzig Jahre und jene der Optionsrechte auf höchstens zehn Jahre ab dem Zeitpunkt der Emission (oder einer Neufestsetzung der Bedingungen) anzusetzen und (iii) der Wandel- oder Ausübungspreis oder die Berechnungsmethode eines solchen Preises für die neuen Aktien entsprechend Marktbedingungen und -praxis im Zeitpunkt der Emission der aktiengebundenen Finanzierungsinstrumente, der Neufestsetzung der Bedingungen oder der Ausgabe von neuen Aktien festzulegen.	Insofar as the right of advance subscription is excluded, the following conditions shall apply: (i) the Equity-Linked Financing Instruments are to be placed at market conditions; (ii) the exercise period of the conversion rights is to be set at a maximum of 20 years and that of the option rights at a maximum of 10 years from the date of the issue (or of a re-setting of the terms and conditions); and (iii) the conversion or exercise price or the calculation methodology for such price for the new shares is to be set in line with market conditions and practice prevailing at the time of the issue of the Equity-Linked Financing Instruments, of a re-setting of the terms and conditions, or of the new shares.

Die Erwerbsrechte sind mittels schriftlicher Mitteilung an die Gesellschaft oder in einer anderen vom Verwaltungsrat festgelegten Form auszuüben.	Acquisition Rights shall be exercised by way of written notice to the company or in another form as determined by the board of directors.

[1]	NTD: Conditional capital to amount to 50% of the Company’s outstanding share capital on the date of the adoption of the Amendment.

H-1

Artikel 3d – Kapitalband	Article 3d – Capital Band

Der Verwaltungsrat ist ermächtigt, jederzeit bis zum 31. Dezember 2030 das derzeitige Aktienkapital der Gesellschaft durch die Ausgabe von maximal 70’662’564 Namenaktien mit einem Nennwert von je CHF 100/11’325 um nominal maximal CHF 623’952 zu erhöhen, wobei die obere Grenze des Kapitalbands nominal CHF 1’871’856 und die untere Grenze nominal CHF 1’247’904 beträgt. Mehrfache Erhöhungen (auch in Teilbeträgen) im Rahmen des Kapitalbands, der Befristung und der nachfolgenden Bestimmungen sind zulässig.	The Board of Directors is authorised to increase the current share capital of the Company at any time until 31 December 2030 by a maximum nominal amount of CHF 623,952 by issuing a maximum of 70,662,564 registered shares with a par value of CHF 100/11,325 each (common shares), whereby the upper limit of the capital band is nominally CHF 1,871,856 and the lower limit is nominally CHF 1,247,904. Multiple increases (also in instalments) within the framework of the capital band, the time limit and the following provisions are permitted.

Der Verwaltungsrat legt den Ausgabebetrag, die Art der Einlagen, den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung und den Beginn der Dividendenberechtigung fest. Dabei kann der Verwaltungsrat neue Aktien mittels Festübernahme durch eine Bank oder einen anderen Dritten und anschliessenden Angebots an die bisherigen Aktionäre ausgeben. Der Verwaltungsrat ist ermächtigt, den Handel mit Bezugsrechten zu beschränken oder auszuschliessen. Nicht ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen oder diese bzw. die Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.	The Board of Directors shall determine the amount of share capital to be issued, the type of contribution, the date of issue, the conditions governing the exercise of subscription rights and the commencement of dividend entitlement. The Board of Directors may issue new shares which are underwritten by a bank or other third party and subsequently offered to existing shareholders. The Board of Directors is authorised to restrict or to prohibit trading in the subscription rights to the new shares. In the event of subscription rights not being exercised, the Board of Directors may, at its discretion, either allow such rights to expire worthless, or place them or the shares to which they entitle their holders either at market prices or in some other manner commensurate with the interests of the Company.

Der Verwaltungsrat ist ermächtigt, die Be-zugsrechte der Aktionäre zu entziehen oder zu beschränken und Bezugsrechte einzelnen Aktionären oder Dritten zuzuweisen:	The Board of Directors is authorized to withdraw or limit the subscription rights of shareholders and to allocate subscription rights to individual shareholders or third parties:

(i) sofern die Aktien für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen, die Umwandlung von Darlehen oder Wertschriften in Aktien, die Finanzierung von neuen Investitionsvorhaben der Gesellschaft, den Erwerb oder die Finanzierung von Produkten, geistigem Eigentum oder Lizenzen oder die Finanzierung von strategischen Initiativen verwendet werden;	(i) of the new shares being used to acquire companies, parts thereof or participations, or for the financing or refinancing of such transactions, for the conversion of loans or securities into shares, for the financing of new investment projects undertaken, the acquisition or financing of products, intellectual property or licenses, or the financing of strategic initiatives undertaken by the Company;

(ii) sofern die Aktien zum Zwecke der Erweiterung des Aktionärskreises im Zusammenhang mit der Kotierung der Aktien an einer Börse, um den Streubesitz zu erhöhen, oder zur Beteiligung von strategischen Partnern verwendet werden;	(ii) of the new shares being used either to extend the shareholder base in conjunction with the listing of the shares on any stock exchange to increase the free float or for investment by strategic partners;

(iii) im Fall nationaler oder internationaler (auch privater) Platzierung von Aktien zu Marktkonditionen; oder	(iii) of the new shares being placed nationally or internationally (including by way of private placement) at market conditions;

(iv) sofern die Aktien zum Zwecke einer raschen und flexiblen Beschaffung von Eigenkapital, welche ohne Beschränkung oder Ausschluss des Bezugsrechts nur schwer oder zu schlechteren Bedingungen möglich wäre.	(iv) the new shares being issued for the for the purpose of raising equity capital in a swift and flexible manner, where such raising of capital would be difficult or would only be possible at less favorable conditions if the subscription rights to the new shares were not restricted or withdrawn;

H-2

Exhibit I

Form of Voting Agreement

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of May [●], 2026, is entered into by and between the undersigned shareholder (the “Shareholder”) of Veraxa Biotech Holding AG, a company limited by shares organized under the Laws of Switzerland (the “Company”), and Voyager Acquisition Sponsor Holdco LLC, a Delaware limited liability company (the “Sponsor”). The Company, the Sponsor and the Shareholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms that are used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement (as defined below).

RECITALS

A. The Company previously entered into that certain Securities Purchase Agreement, dated as of May [●], 2026, with Veraxa Biotech AG, Voyager Acquisition Corp. and the Buyers party thereto (as the same may be amended from time to time, the “Purchase Agreement”), providing for, among other things, the sale to the Buyers of the Purchased Securities pursuant to the terms and conditions of the Purchase Agreement and the Transaction Documents.

B. Under the terms of the Purchase Agreement, the Company agreed to ask shareholders to approve an amendment of its conditional capital (article 3a of the Company’s articles of association) and capital band (article 3d of the Company’s articles of association), as further specified in Exhibit G to the Purchase Agreement (the “Requisite Shareholder Approval”), a copy of which has been shared with each Party.

C. In order to induce the Buyers to enter into the Purchase Agreement and the Transaction Documents, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Shareholder hereby makes certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the Company’s ordinary shares, CHF 1/113.25 par value (the “Company Shares”) Beneficially Owned (as defined below) by the Shareholder and set forth below the Shareholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional Company Shares pursuant to Section 7 hereof, the “Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in article 697j of the Swiss Code of Obligations (“CO”), and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such article (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

2. Representations of Shareholder. The Shareholder represents and warrants to the Company and the Sponsor that:

(a) Ownership of Shares. The Shareholder: (i) is the Beneficial Owner of all of the Original Shares set forth below the Shareholder’s signature on the signature pages hereto free and clear of any proxy, voting restriction, adverse claim, or other liens, other than those created by this Agreement or under applicable laws; and (ii) has the sole voting power over all such Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Shareholder is a party relating to the pledge, disposition, or voting of any such Original Shares and there are no voting trusts or voting agreements with respect to such Original Shares.

(b) Disclosure of All Shares Owned. The Shareholder does not Beneficially Own any Company Shares other than: (i) the Original Shares set forth below the Shareholder’s signature on the signature pages hereto; and (ii) any options, warrants, or other rights to acquire any additional Company Shares or any security exercisable for or convertible into Company Shares, set forth below the Shareholder’s signature on the signature pages hereto (collectively, “Options”).

(c) Power and Authority; Binding Agreement. If the Shareholder is an individual, the Shareholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully the Shareholder’s obligations hereunder (including the proxy described in Section 3(b) below). If the Shareholder is not an individual, the Shareholder has requisite organizational power and authority to enter into, execute, and deliver this Agreement and to perform fully the Shareholder’s obligations hereunder (including the proxy described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid, and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

(d) No Conflict. The execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Shareholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any lien on any of the Company Shares attributable to the Shareholder pursuant to, any agreement or other instrument or obligation binding upon the Shareholder or any of the Company Shares attributable to the Shareholder.

(e) No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental authority or any other person on the part of the Shareholder is required in connection with the valid execution and delivery of this Agreement. If the Shareholder is an individual, no consent of the Shareholder’s spouse is necessary under any “community property”, matrimonial or other laws in order for the Shareholder to enter into and perform its obligations under this Agreement.

(f) No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) pending against, or, to the knowledge of the Shareholder, threatened against or affecting, the Shareholder that could reasonably be expected to materially impair or materially adversely affect the ability of the Shareholder to perform the Shareholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3. Agreement to Vote Shares; Proxy.

(a) Agreement to Vote and Approve. The Shareholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or extraordinary shareholders’ meeting of the Company called with respect to the approval contemplated by the Requisite Shareholder Approval, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company shareholders with respect to such matter, to vote or cause the holder of record to vote the Shares in favor of providing the Requisite Shareholder Approval.

(b) Proxy. The Shareholder hereby appoints Adeel Rouf (the “Representative”), until the Expiration Time (as defined below) (at which time this proxy shall automatically be revoked), its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act during the term of this Agreement with respect to the Shares in accordance with Section 3(a). For the avoidance of doubt, the Representative shall not act or be appointed by the Company as a company proxy (Organstimmrechtsvertreter) in the sense of art. 689d(2) CO and, thus, the Representative shall not be bound by instructions given by the Company with respect to the Shares but shall vote or act with respect to the Shares solely in accordance with Section 3(a) and Section 4(b). This proxy and power of attorney is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy, in particular, any additional power of attorney or other document as the Company, the Sponsor, the Representative or a public notary may require or deem to be useful to evidence the Shareholder being duly represented at the relevant annual or extraordinary shareholders’ meeting of the Company. This proxy and power of attorney granted by the Shareholder during the term of this Agreement shall be deemed to revoke any and all prior proxies granted by the Shareholder with respect to the Shares. The power of attorney granted by the Shareholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of the Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c) The Shareholder, the Representative and the Sponsor shall be jointly and severally liable for each breach of Section 3(a) or (b) or Section 4(b) (for the avoidance of doubt, including without limitation in case any of the Representatives appointed in accordance with Section 3(b) is not duly representing and voting the Shares in accordance with Section 3(a) or Section 4(b) or in case the Shareholder fails to otherwise vote or cause the holder of record to vote the Shares in favor of providing the Requisite Shareholder Approval). Such liability shall include a contractual penalty in the amount of CHF 1,000,000 paid to the Company for each time the Shares are not voted in favor of the Requisite Shareholder Approval (x) at a shareholders’ meeting of the Company at which, or, and at every adjournment or postponement thereof, or (y) on an action or approval by written consent or consents of the Company shareholders with respect to such matter. Payment of a contractual penalty does not release any Party from adhering to its obligations under Sections 3(a) and (b) or Section 4(b). Each of the Shareholder, the Representative and the Sponsor acknowledges that the Company has the right to claim compensation for any further damage caused by the Shareholder, the Representative or the Sponsor under this Agreement, in particular, for the cost incurred by the Company for calling a further shareholder’s meeting with respect to the approval contemplated by the Requisite Shareholder Approval because the Requisite Shareholder Approval not having been approved at a previous shareholders’ meeting as a result of a breach of the obligations of the Shareholder, the Representative or the Sponsor under Sections 3(a) and (b) or Section 4(b) as well as additional funding costs resulting from the Requisite Shareholder Approval not being timely obtained, and to demand specific performance.

4. Representative and Sponsor Matters.

(a) Each of the Representative and the Sponsor represents and warrants to the Company that:

(i)	If it is an individual, it has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully its obligations hereunder. If it is not an individual, it has requisite organizational power and authority to enter into, execute, and deliver this Agreement and to perform fully its obligations hereunder.

(ii)	It has duly and validly executed and delivered this Agreement, and this Agreement constitutes the legal, valid, and binding obligation of the Representative and the Sponsor, enforceable against the Representative and the Sponsor (as applicable) in accordance with its terms.

(iii)	The execution and delivery of this Agreement by the Representative and Sponsor does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Representative or Sponsor.

(iv)	No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental authority or any other person on the part of the Representative or Sponsor is required in connection with the valid execution and delivery of this Agreement.

(b) Each of the Representative and Sponsor irrevocably and unconditionally agrees during the term of this Agreement that the Representative shall, and the Sponsor shall cause the Representative to, at any annual or extraordinary shareholders’ meeting of the Company called with respect to the approval contemplated by the Requisite Shareholder Approval, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company shareholders with respect to such matter, vote or act with respect to the Shares, as proxy and attorneys-in-fact of the Shareholder pursuant to Section 3(b), in favor of providing the Requisite Shareholder Approval in accordance with Section 3(a).

5. No Voting Trusts or Other Arrangement. The Shareholder agrees that during the term of this Agreement the Shareholder will not, and will not permit any entity under the Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Company.

6. Transfer and Encumbrance. The Shareholder agrees that for a period commencing upon the execution of the Purchase Agreement and ending at the Expiration Time, the Shareholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise), or encumber (“Transfer”) any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or the Shareholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of the Shares by the Shareholder to (i) any member of the Shareholder’s immediate family, (ii) to a trust or foundation for the benefit of the Shareholder or any member of the Shareholder’s immediate family, (iii) upon the death of the Shareholder or (iv) to an affiliate of the Shareholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee enters into a voting agreement with terms that are similar to the terms of this Agreement in all material respects.

7. Additional Shares. The Shareholder agrees that all Company Shares that the Shareholder or its affiliates purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

8. Termination. This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the date on which the Purchase Agreement is terminated in accordance with its terms; (b) the termination of this Agreement by mutual written consent of the Parties; and (c) the date on which the Requisite Shareholder Approval is obtained. Nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

9. No Agreement as Director or Officer. The Shareholder makes no agreement or understanding in this Agreement in its capacity as a director or officer of the Company or any of its subsidiaries (if the Shareholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the Shareholder in its capacity as such a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict the Shareholder from exercising its fiduciary duties as an officer or director to the Company or its shareholders.

10. Further Assurances. The Shareholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company or Sponsor may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

11. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Shareholder hereby authorizes the Company or Sponsor or their counsel to notify the Company (in the case of the Sponsor) and the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

12. Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

13. Amendment; Assignment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Shareholder. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that the Company may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its affiliates or to any party that acquires all or substantially all of the assets of the Company (whether by merger, sale of stock, sale of assets or otherwise). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 13 shall be null and void.

14. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

15. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Veraxa Biotech Holding AG
Talacker 35
Attention: Christoph Antz
E-Mail: antz@veraxa.com

With a copy (for informational purposes only) to:

Duane Morris LLP
901 New York Avenue N.W., Suite 700 East
Washington, D.C. 20001
Attention: Andrew M. Tucker; Rebekah D. McCorvey
E-Mail: atucker@duanemorris.com
              rmccorvey@duanemorris.com

If to the Sponsor:

Voyager Acquisition Sponsor Holdco LLC
131 Concord Street
Brooklyn, NY 11201
Attention: Adeel Rouf
E-Mail: adeel@voyageracq.com

With a copy (for informational purposes only) to:

Winston & Strawn LLP
800 Capital St. STE 2400
Houston, TX 77002
Attention: Michael J. Blankenship
E-Mail: mblankenship@winston.com

If to the Shareholder, to the address, email address, or facsimile number set forth for the Shareholder on the signature pages hereof.

16. Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

17. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

18. Headings; Gender; Interpretation. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

19. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Parties, including, without limitation. No provision of this Agreement may be amended other than by an instrument in writing signed by the Parties. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

20. Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

21. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, ordinary shares of the Company, and any other numbers in this Agreement that relate to the ordinary shares of the Company, shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the ordinary shares of the Company after the date of this Agreement.

22. Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever the Sponsor or the Company exercises a right, election, demand or option under this Agreement and the Shareholder, the Sponsor or the Representative (as applicable) does not timely perform its related obligations within the periods therein provided or if no period is prescribed, within a reasonable period of time, then the Sponsor or the Company (as applicable) may rescind or withdraw, in its sole discretion from time to time upon written notice to the Shareholder, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

23. Payment Set Aside; Currency. To the extent that the Parties make a payment or payments hereunder or the Company or Sponsor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Shareholder or Sponsor, as applicable, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

24. Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Shareholder or the Sponsor in connection with this Agreement in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 24(a) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding: (a) the date actual payment of the amount due, in the case of any proceeding in the Courts of the City of Zurich or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or (b) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 24(a) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 26, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Shareholder or the Sponsor under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

25. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement, and any claim arising out of or in connection therewith, shall be governed by the substantive laws of Switzerland, excluding its rules on conflict of laws and excluding international treaties. Any dispute arising out of or in connection with this Agreement, including disputes on its conclusion, binding effect, amendment and termination, shall be exclusively resolved by the ordinary courts of the City of Zurich, Switzerland, venue being Zurich 1.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

VERAXA BIOTECH HOLDING AG

By:
Name:
Title:

VOYAGER ACQUISITION SPONSOR HOLDCO LLC

By:
Name:
Title:

[SHAREHOLDER]

By:
Name:
Number of Company Shares Beneficially Owned as of the date of this Agreement: Number of Options Beneficially Owned as of the date of this Agreement: Street Address: City/State/Zip Code: Email:

[Signature Page to Voting Agreement]

Exhibit I-1

Form of Sponsor Voting Agreement

I-1-1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of May [●], 2026, is entered into by and between Veraxa Biotech Holding AG, a company limited by shares organized under the Laws of Switzerland (the “Company”), Voyager Acquisition Sponsor Holdco LLC, a Delaware limited liability company (the “Sponsor”), and Adeel Rouf (the “Representative”). The Company, the Sponsor and the Representative are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms that are used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement (as defined below).

RECITALS

A. The Company and the Sponsor previously entered into that certain Securities Purchase Agreement, dated as of May [●], 2026, with Veraxa Biotech AG and the Buyers party thereto (as the same may be amended from time to time, the “Purchase Agreement”), providing for, among other things, the sale to the Buyers of the Purchased Securities pursuant to the terms and conditions of the Purchase Agreement and the Transaction Documents.

B. Under the terms of the Purchase Agreement, the Company agreed to ask shareholders to approve an amendment of its conditional capital (article 3a of the Company’s articles of association) and capital band (article 3d of the Company’s articles of association), as further specified in Exhibit G to the Purchase Agreement (the “Requisite Shareholder Approval”), a copy of which has been shared with each Party.

C. Pursuant to the Purchase Agreement, certain shareholders (the “Covered Shareholders”) of the Company have entered into agreements (the “Shareholder Voting Agreements”) requiring, among other things, such Covered Shareholders to, at any annual or extraordinary shareholders’ meeting of the Company called with respect to the approval contemplated by the Requisite Shareholder Approval, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company’s shareholders with respect to such matter, to vote or cause the holder of record to vote the Company’s ordinary shares, CHF 1/113.25 par value, beneficially owned by such Covered Shareholder (the “Covered Shares”) in favor of providing the Requisite Shareholder Approval.

D. Pursuant to the Shareholder Voting Agreements, each Covered Shareholder has appointed the Representative, until the Expiration Time (with respect to such Covered Shareholder, as defined in such Shareholder Voting Agreement) (at which time each such proxy shall automatically be revoked), as its proxy and attorney-in-fact (such appointment, the “Proxy Appointment”), with full power of substitution and resubstitution, to vote each Covered Shareholder’s Covered Shares in favor of providing the Requisite Shareholder Approval.

E. In order to induce the Buyers to enter into the Purchase Agreement and the Transaction Documents, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Sponsor and the Representative hereby make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the Proxy Appointment.

I-1-2

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations of Shareholder. Each of the Representative and the Sponsor represents and warrants to the Company that:

(a) If it is an individual, it has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully its obligations hereunder. If it is not an individual, it has requisite organizational power and authority to enter into, execute, and deliver this Agreement and to perform fully its obligations hereunder.

(b) It has duly and validly executed and delivered this Agreement, and this Agreement constitutes the legal, valid, and binding obligation of the Representative and the Sponsor, enforceable against the Representative and the Sponsor (as applicable) in accordance with its terms.

(c) The execution and delivery of this Agreement by the Representative and Sponsor does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Representative or Sponsor.

(d) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental authority or any other person on the part of the Representative or Sponsor is required in connection with the valid execution and delivery of this Agreement.

(e) There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) pending against, or, to the knowledge of the Sponsor or the Representative, threatened against or affecting, the Sponsor or the Representative that could reasonably be expected to materially impair or materially adversely affect the ability of the Sponsor or the Representative to perform their respective obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

2. Agreement to Vote Shares; Proxy.

(a) Each of the Representative and Sponsor irrevocably and unconditionally agrees during the term of this Agreement that the Representative shall, and the Sponsor shall cause the Representative to, at any annual or extraordinary shareholders’ meeting of the Company called with respect to the approval contemplated by the Requisite Shareholder Approval, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company shareholders with respect to such matter, vote or act with respect to each Covered Shareholder’s Covered Shares, as proxy and attorney-in-fact of such Covered Shareholder pursuant to the Proxy Appointment applicable to such Covered Shareholder, in favor of providing the Requisite Shareholder Approval.

(b) The Representative and the Sponsor shall be jointly and severally liable for each breach of Section 2(a). Such liability shall include a contractual penalty in the amount of CHF 1,000,000 paid to the Company for each time the Covered Shares are not voted by the Representative in favor of the Requisite Shareholder Approval (x) at a shareholders’ meeting of the Company with respect to such matter and at every adjournment or postponement thereof, or (y) on an action or approval by written consent or consents of the Company shareholders with respect to such matter. Payment of a contractual penalty does not release any Party from adhering to its obligations under Section 2(a). Each of the Representative and the Sponsor acknowledges that the Company has the right to claim compensation for any further damage caused by the Representative or the Sponsor under this Agreement, in particular, for the cost incurred by the Company for calling a further shareholders’ meeting with respect to the approval contemplated by the Requisite Shareholder Approval because the Requisite Shareholder Approval not having been approved at a previous shareholders’ meeting as a result of a breach of the obligations of the Representative or the Sponsor under Section 2(a) as well as additional funding costs resulting from the Requisite Shareholder Approval not being timely obtained, and to demand specific performance.

I-1-3

3. No Voting Arrangements or Assignments of Proxy. Each of the Sponsor and the Representative agree that during the term of this Agreement they will not enter into any arrangement with respect to the voting of the Covered Shares other than this Agreement and the Shareholder Voting Agreements. The Representative shall not assign, delegate, or transfer to any third party its duties or authority as proxy and attorney-in-fact for the Covered Shareholders with respect to the Covered Shares, whether by operation of law, agreement, or otherwise, and any purported assignment, delegation, or transfer in violation of this provision shall be null and void.

4. Termination. This Agreement shall terminate upon the earliest to occur of: (a) the date on which the Purchase Agreement is terminated in accordance with its terms; (b) the termination of this Agreement by mutual written consent of the Parties; and (c) the date on which the Requisite Shareholder Approval is obtained. Nothing in this Section 4 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

5. Further Assurances. The Sponsor and the Representative each agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

6. Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

7. Amendment; Assignment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the Sponsor and the Representative. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto, except that the Company may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates or to any party that acquires all or substantially all of the assets of the Company (whether by merger, sale of stock, sale of assets or otherwise). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 6 shall be null and void.

8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

I-1-4

9. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Veraxa Biotech Holding AG
Talacker 35
Attention: Christoph Antz
E-Mail: antz@veraxa.com

With a copy (for informational purposes only) to:

Duane Morris LLP
901 New York Avenue N.W., Suite 700 East
Washington, D.C. 20001
Attention: Andrew M. Tucker; Rebekah D. McCorvey
E-Mail: atucker@duanemorris.com
              rmccorvey@duanemorris.com

If to the Sponsor:

Voyager Acquisition Sponsor Holdco LLC
131 Concord Street
Brooklyn, NY 11201
Attention: Adeel Rouf
E-Mail: adeel@voyageracq.com

With a copy (for informational purposes only) to:

Winston & Strawn LLP
800 Capital St. STE 2400
Houston, TX 77002
Attention: Michael J. Blankenship
E-Mail: mblankenship@winston.com

If to the Representative:

Adeel Rouf
c/o Voyager Acquisition Sponsor Holdco LLC
131 Concord Street
Brooklyn, NY 11201
E-Mail: adeel@voyageracq.com

10. Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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11. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12. Headings; Gender; Interpretation. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

13. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Parties with respect to the subject matter hereof. No provision of this Agreement may be amended other than by an instrument in writing signed by the Parties. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving Party.

14. Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

15. Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, ordinary shares of the Company, and any other numbers in this Agreement that relate to the ordinary shares of the Company, shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the ordinary shares of the Company after the date of this Agreement.

16. Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever the Company exercises a right, election, demand or option under this Agreement and the Sponsor or the Representative (as applicable) does not timely perform its related obligations within the periods therein provided or if no period is prescribed, within a reasonable period of time, then the Company may rescind or withdraw, in its sole discretion from time to time upon written notice to the Sponsor and the Representative, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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17. Payment Set Aside; Currency. To the extent that the Parties make a payment or payments hereunder or the Company enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Sponsor or Representative, as applicable, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

18. Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Sponsor or the Representative in connection with this Agreement in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 18(a) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(A)	the date of actual payment of the amount due, in the case of any proceeding in the Court of Chancery of the State of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(B)	the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 18(a)(B) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 18(a)(B), there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Sponsor or the Representative under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

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19. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company, the Sponsor and the Representative each hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, provided that if the Court of Chancery of the State of Delaware does not have jurisdiction, then to the other courts of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Company from bringing suit or taking other legal action against the Sponsor or the Representative in any other jurisdiction to collect on the Sponsor’s or the Representative’s obligations to the Company or to enforce a judgment or other court ruling in favor of the Company. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

VERAXA BIOTECH HOLDING AG

By:
Name:
Title:

VOYAGER ACQUISITION SPONSOR HOLDCO LLC

By:
Name:
Title:

REPRESENTATIVE

By:
Name:	Adeel Rouf

[Signature Page to Voting Agreement]

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